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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TYCO ELECTRONICS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
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January 25, 2008

Dear Shareholder,

        You are invited to attend the 2008 Annual General Meeting of Shareholders of Tyco Electronics Ltd., to be held on Monday, March 10, 2008 at 9:00 a.m., Eastern Time, at the Marriott Hotel, 304 North Greene Street, Greensboro, North Carolina.

        The annual meeting will begin with discussion and voting on the business to be presented at the meeting which can be found in the accompanying Notice of Annual General Meeting and Proxy Statement, followed by a report on our operations and a review of the company's financial statements.

        If you cannot attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or Internet, or by completing, signing, and dating your proxy card and returning it in the enclosed envelope.

        We look forward to seeing you at the meeting.

Sincerely,

Frederic M. Poses
Chairman of the Board

Tyco Electronics Ltd.
96 Pitts Bay Road
Pembroke HM 08 Bermuda

Tele: 441-294-0607
Fax: 441-294-0604

Contents

	Notice of 2008 Annual General Meeting of Shareholders
	Proxy Statement	1
	Questions and Answers About This Proxy Statement and Voting	2
	Overview	4
	Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	4
•	Proposal Number One: Election of Directors	6
	Nominees for Election	6
	Corporate Governance	9
	The Board of Directors and Board Committees	11
	Executive Officers	14
	Compensation Discussion and Analysis	16
	Management Development and Compensation Committee Report	28
	Compensation Committee Interlocks and Insider Participation	28
	Executive Officer Compensation	29
	Compensation of Non-Employee Directors	46
	Certain Relationships and Related Transactions	48
	Section 16(a) Beneficial Ownership Reporting Compliance	55
	Policy for the Pre-Approval of Audit and Non-Audit Services	55
	Fees Paid to Independent Auditor	56
	Audit Committee Report	57
•	Proposal Number Two: Appointment of Independent Auditor and Authorization of Audit Committee to Set Remuneration of Independent Auditor	58
	Additional Information	58
	Tyco Electronics 2009 Annual General Meeting of Shareholders	59
	Appendix A—Tyco Electronics' Board Governance Principles	A-1
	Appendix B—Audit Committee Charter	B-1
	Appendix C—Management Development and Compensation Committee Charter	C-1
	Appendix D—Nominating, Governance and Compliance Committee Charter	D-1
	Appendix E—Primary Talent Market Peer Group	E-1
•	Items to be voted upon at the meeting

i

TYCO ELECTRONICS LTD.
96 Pitts Bay Road
Pembroke HM 08 Bermuda

Notice of 2008 Annual General Meeting of Shareholders

Time and Date:	9:00 a.m. Eastern Time on Monday, March 10, 2008
Place:	Marriott Hotel—Downtown Greensboro 304 North Greene Street Greensboro, North Carolina, USA
Items of Business:	1. To elect as directors the eleven (11) nominees proposed by the Board of Directors;

2. To authorize the Board of Directors to appoint Deloitte & Touche LLP as the company's Independent Registered Public Accounting Firm (independent auditor) and to authorize the Audit Committee of the Board of Directors to set the independent auditor's remuneration; and
3. To transact other business properly brought before the meeting.
Who is eligible to vote:
Shareholders of record at the close of business on January 8, 2008 will be entitled to attend and vote at the meeting and any adjournments. Tyco Electronics shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.
Date of Mailing:
This Notice of Annual General Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about January 25, 2008 to each shareholder of record of Tyco Electronics common shares at the close of business on January 8, 2008.

By order of the Board of Directors,

Harold G. Barksdale
Corporate Secretary

January 25, 2008

PROXY STATEMENT
FOR THE 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
TYCO ELECTRONICS LTD.
BEING HELD ON MONDAY, MARCH 10, 2008

Tyco Electronics Ltd.
96 Pitts Bay Road
Pembroke HM 08 Bermuda

        This proxy statement is furnished in connection with the solicitation of proxies by Tyco Electronics Ltd. on behalf of the Board of Directors for the 2008 Annual General Meeting of Shareholders. Distribution of this proxy statement and a proxy card to shareholders is scheduled to begin on or about January 25, 2008.

        You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or by Internet, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Submitting your instructions or proxy by any of these methods will not affect your right to attend the meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by a later telephone or Internet vote, by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the Secretary of Tyco Electronics in writing of such revocation.

        Even if you are planning to attend the meeting, you are encouraged to complete and return the enclosed proxy card according to the instructions on it. It must be received no later than 11:59 a.m. on March 7, 2008 at:

Tyco Electronics
c/o Mellon Investor Services
P. O. Box 3510
South Hackensack, NJ 07606-9247
United States of America

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why am I receiving these materials?

        Tyco Electronics' Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders. The information provided in this proxy statement is for your use in determining how you will vote on the proposals described within.

What proposals are scheduled to be voted on at the meeting?

        The two proposals scheduled for a vote are:

        Proposal 1: To elect eleven (11) nominees proposed by the Board of Directors as directors to hold office until the next annual general meeting of shareholders and until his/her successor is elected and qualified; and

        Proposal 2: To authorize the Board of Directors to appoint Deloitte & Touche LLP as the company's independent auditor and to authorize the Audit Committee of the Board of Directors to set the independent auditor's remuneration.

What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the meeting?

        Tyco Electronics' Board of Directors recommends that you vote FOR each of the nominees to the Board of Directors, and FOR the appointment of Deloitte & Touche LLP as the company's independent auditor and the authorization of the Audit Committee to set the independent auditor's remuneration.

What constitutes a quorum for the meeting?

        The presence, in person or by proxy, of the holders of a majority of the common shares outstanding on January 8, 2008, the record date for the meeting, constitutes a quorum for the conduct of business.

How do I attend the Annual General Meeting?

        All shareholders are invited to attend the Annual General Meeting. For admission to the meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco Electronics common shares as of January 8, 2008. Registration will begin at 8:00 a.m. Eastern Time and the meeting will begin at 9:00 a.m. Eastern Time.

Who can vote at the meeting?

        Only shareholders of record of Tyco Electronics common shares at the close of business on January 8, 2008, the record date established by the Board of Directors, will be entitled to vote at the annual meeting.

What vote is required for approval of each proposal?

        Each proposal requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the annual meeting in person or by proxy.

        Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the annual meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

What is the difference between being a shareholder of record and a beneficial owner?

        If your shares are registered directly in your name with our Stock Transfer Agent, you are considered the "shareholder of record" of those shares. Proxy materials are sent directly to all shareholders of record.

        If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, your broker, bank or other nominee is considered the shareholder of record and you are considered the "beneficial owner" or "street name holder" of those shares. In this case, the shareholder of record has forwarded these proxy materials, and separate voting instructions, to you. As the beneficial owner, you have the right to direct the shareholder of record how to vote your shares by following the voting instructions they have provided with these materials. Because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you receive a valid proxy from your broker, bank or other nominee that holds your shares giving you the right to vote the shares in person at the meeting.

How many shares can vote at the 2008 meeting?

        As of January 8, 2008, there were 491,006,431 common shares issued and outstanding and entitled to vote at the meeting. Shareholders are entitled to one vote per share for each director to be elected and one vote per share on each other matter presented at the annual meeting.

Who will count the votes and certify the results?

        An independent vote tabulator will count the votes. Mellon Investor Services has been appointed by the Board of Directors as the independent Inspector of Election and will determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

If I vote and then want to change my vote, may I?

        You may revoke your proxy at any time before the meeting by submitting a later dated proxy card, by a later telephone or Internet vote, by notifying our Secretary in writing that you have revoked your proxy, or by attending the meeting and giving notice of revocation in person. Written revocations should be directed to:

              Secretary
              Tyco Electronics Ltd.
              96 Pitts Bay Road
              Pembroke HM 08 Bermuda

Can other matters be decided at the meeting?

        No business shall be conducted at the meeting except business brought before the meeting in accordance with the procedures set forth in the company's bye-law 29. The chairman of the meeting will determine whether business was properly brought before the meeting.

        On the date this proxy statement was printed, we did not know of any other matters to come before the meeting other than those disclosed in this proxy statement. If other matters are properly presented for consideration, your proxy gives the persons voting the proxies the authority to vote on the matter according to their judgment.

Are shareholders permitted to ask questions at the meeting?

        During the annual meeting, shareholders may ask questions or make comments relating to proposals following the second of the motion and prior to the taking of the vote by the moderator.

        Following the annual meeting, the Chief Executive Officer will present a review of the company's financial statements and there will be opportunity for shareholders to ask other questions about the company's business.

OVERVIEW

        On January 13, 2006, the Board of Directors of Tyco International Ltd. ("Tyco International") announced its intent to separate Tyco International's four primary business segments—Fire & Security, Engineered Products and Services, Electronics, and Healthcare—into three publicly traded companies (the "separation"). The separation became effective on June 29, 2007, and Tyco Electronics Ltd. ("Tyco Electronics" or the "Company") and Covidien Ltd. ("Covidien") became public companies on that date when Tyco International distributed all of its shares of Tyco Electronics and Covidien to its common shareholders. Tyco Electronics is the parent company that owns and operates Tyco International's former Electronics business segment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the number of outstanding common shares of Tyco Electronics beneficially owned as of January 15, 2008 by each current director (each of whom is a nominee for director), each executive officer named in the Summary Compensation Table and all of our executive officers and directors as a group. The address of our executive officers and directors is c/o Tyco Electronics, 1050 Westlakes Drive, Berwyn, Pennsylvania 19312.

Beneficial Owner	Number of Common Shares Beneficially Owned(1)
Directors and Executive Officers:
Thomas J. Lynch(2)(3)(4)(5)	724,598
Terrence R. Curtin(2)(4)(5)	121,312
Juergen W. Gromer(3)(5)(6)	2,231,681
Robert A. Scott(2)(4)(5)	56,414
Minoru Okamoto(2)(4)(5)	285,261
Pierre R. Brondeau(3)(6)	4,819
Ram Charan(3)(6)	4,819
Robert M. Hernandez(3)(6)	29,819
Daniel J. Phelan(3)(6)	4,819
Frederic M. Poses(3)(6)	37,036
Lawrence S. Smith(3)(6)(7)	7,754
Paula A. Sneed(3)(6)	6,019
David P. Steiner(3)(6)	4,819
Sandra S. Wijnberg(3)(5)(6)	9,793
All current directors and executive officers as a group (22 persons)	3,810,343

    (1)
    The number shown reflects the number of common shares owned beneficially as of January 15, 2008, based on information furnished by the persons named, public filings and Tyco Electronics records. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated in the notes below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to all shares beneficially owned by such person. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after January 15, 2008. All current directors and executive officers as a group beneficially own less than 1% of outstanding common shares based on the number of shares outstanding (490,150,927) on January 15, 2008.

    (2)
    The named person is an executive officer.

    (3)
    The named person is a director and nominee for director.

    (4)
    Includes restricted common shares as follows: Mr. Lynch—18,000; Mr. Curtin—2,495; Mr. Scott—3,925; Mr. Okamoto—3,295; all current directors and executive officers as a group—46,619.

    (5)
    Includes common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days after January 15, 2008 as follows: Mr. Lynch—666,830; Mr. Curtin—111,317; Dr. Gromer—2,149,404; Mr. Scott—44,525; Mr. Okamoto—281,060; Ms. Wijnberg—4,974; all current directors and executive officers as a group—3,510,926.

    (6)
    Includes vested deferred stock units (DSUs) as follows: Mr. Brondeau—4,819; Dr. Charan—4,819; Dr. Gromer—4,800; Mr. Hernandez—4,819; Mr. Phelan—4,819; Mr. Poses—6,074; Mr. Smith—4,819; Ms. Sneed—4,819; Mr. Steiner—4,819; Ms. Wijnberg—4,819. Distribution of DSUs will occur upon the termination of the individual's service on the board of directors. Upon such termination, Tyco Electronics will issue the number of common shares equal to the aggregate number of DSUs credited to the individual, including DSUs received through the accrual of dividend equivalents.

    (7)
    Includes 1,860 shares held in a trust over which Mr. Smith has dispositive power. Mr. Smith disclaims beneficial ownership of such shares.

        The following table sets forth the information indicated for persons or groups known to us to be beneficial owners of more than 5% of our outstanding common shares beneficially owned as of January 15, 2008.

Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Class
Davis Selected Advisers, LP(1) 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	26,710,847	5.4%

    (1)
    The amount shown for the number of common shares over which Davis Selected Advisers, LP exercised investment discretion was provided to the company by Davis Selected Advisers, LP. We have applied Regulation S-K Item 403, Instruction 3, in determining the number of common shares beneficially owned.

PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS

        At the 2008 Annual General Meeting of Shareholders, upon the recommendation of the Nominating, Governance and Compliance Committee, the Board of Directors has named eleven nominees for election as directors to hold office until the 2009 Annual General Meeting and until their successors have been elected and qualified. The eleven nominees are current directors of Tyco Electronics Ltd. and are listed below with brief biographies.

        The Board of Directors has determined that the following nine nominees for director satisfy the New York Stock Exchange's ("NYSE") definition of independent director and Tyco Electronics' director independence guidelines: Pierre R. Brondeau, Ram Charan, Robert M. Hernandez, Daniel J. Phelan, Frederic M. Poses, Lawrence S. Smith, Paula A. Sneed, David P. Steiner and Sandra S. Wijnberg.

        Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the eleven nominees. Tyco Electronics is not aware of any reason why any of the nominees would be unable to serve if elected.

NOMINEES FOR ELECTION

        Pierre R. Brondeau, 50, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Mr. Brondeau was named an Executive Vice President of electronics materials and specialty materials of Rohm & Haas Company, a U.S. based manufacturer of specialty materials, in 2006. He also has served as Vice-President, Business Group Executive, Electronic Materials, President and Chief Executive Officer, Rohm and Haas Electronic Materials LLC, and Regional Director, Europe, from 2003, and previously as Vice-President, Business Group Director, Electronic Materials, President and Chief Executive Officer, Shipley Company, LLC, from 1999 to 2003. Mr. Brondeau received a masters degree from Universite de Montpellier and a Doctorate from Institut National des Sciences appliquees de Toulouse.

        Ram Charan, 68, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Since 1978, Dr. Charan has served as an advisor to executives and corporate boards and provides expertise in corporate governance, global strategy and succession. Dr. Charan received a bachelor's degree from Banaras Hindu University and an MBA and a DBA from Harvard Business School.

        Juergen W. Gromer, 63, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Dr. Gromer was President of Tyco Electronics from April 1999 until he retired from that position on December 31, 2007. From September 2006 until our separation from Tyco International, he also held the position of President of the Electronic Components Business segment of Tyco International. Dr. Gromer was Senior Vice President, Worldwide Sales and Service, of AMP Incorporated (acquired by Tyco International in April 1999) from 1998 to April 1999; President, Global Automotive Division, and Corporate Vice President of AMP from 1996 to 1998; and Vice President and General Manager of various divisions of AMP from 1990 to 1996. Dr. Gromer received his undergraduate degree and doctorate in physics from the University of Stuttgart. Dr. Gromer is a Director of WABCO Holdings Inc. and Marvell Technology Group Ltd.

        Robert M. Hernandez, 63, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Mr. Hernandez has served as Chairman of the Board of RTI International Metals, Inc., a producer of fabricated metal components, from 1990 to the present. From 1994 to 2001, he served as Vice Chairman and Chief Financial Officer of USX Corporation and prior to that served in a variety of positions during his career at USX, beginning in 1968. Mr. Hernandez received a bachelor's degree from the University of Pittsburgh and an MBA from the Wharton

Graduate School of the University of Pennsylvania. Mr. Hernandez is Lead Director of ACE Ltd., a Director of Eastman Chemical Company and a Trustee and Chairman of Black Rock Open End Equity and Long Term Bond Funds.

        Thomas J. Lynch, 53, serves on our Board of Directors and has been Chief Executive Officer of Tyco Electronics since January 2006 and was previously President of Tyco Engineered Products and Services since joining Tyco International in September 2004. Prior to joining Tyco, Mr. Lynch was at Motorola where he was Executive Vice President and President and Chief Executive Officer, Personal Communications Sector from August 2002 to September 2004; Executive Vice President and President, Integrated Electronic Systems Sector from January 2001 to August 2002; Senior Vice President and General Manager, Satellite & Broadcast Network Systems, Broadband Communications Sector from February 2000 to January 2001; and Senior Vice President and General Manager, Satellite & Broadcast Network Systems, General Instrument Corporation from May 1998 to February 2000. Mr. Lynch holds a bachelor's degree in commerce from Rider University.

        Daniel J. Phelan, 58, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Mr. Phelan has served as Senior Vice President, Human Resources of GlaxoSmithKline, a manufacturer of pharmaceuticals and consumer health-related products, from 1994 to the present. Mr. Phelan received bachelor's and law degrees from Rutgers University and a master's degree from Ohio State University.

        Frederic M. Poses, 65, joined our Board of Directors in June 2007, immediately following our separation from Tyco International, and serves as our Chairman. Mr. Poses has served as Chairman and Chief Executive Officer of Trane Inc. (formerly American Standard Companies Inc.), a manufacturer and provider of air conditioning systems and services and vehicle control systems from 1999 to the present. From 1998 to 1999, Mr. Poses was President and Chief Operating Officer of AlliedSignal, Inc., where he served in various capacities over his career, beginning in 1969. Mr. Poses holds a bachelor's degree in business administration from New York University. Mr. Poses is a Director of Centex Corporation and Raytheon Company.

        Lawrence S. Smith, 60, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Mr. Smith was named Executive Vice President in 1995 and Co-Chief Financial Officer in 2002 of Comcast Corporation, a broadband cable provider until he retired in March 2007. He presently consults for Comcast Corporation. He served in finance and administration positions at Comcast from 1988 to 1995. Prior to joining Comcast, Mr. Smith was the Chief Financial Officer of Advanta Corporation. He also worked for Arthur Andersen LLP for 18 years, where he was a tax partner. Mr. Smith has a bachelor's degree from Ithaca College. Mr. Smith is a Director of Air Products and Chemicals, Inc. and MGM Holdings, Inc.

        Paula A. Sneed, 60, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Ms. Sneed was Executive Vice President of Global Marketing Resources and Initiatives for Kraft Foods, Inc., a worldwide producer of branded food and beverage products until her retirement in December 2006. She served as Group Vice President and President of Electronic-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., from 2000 until 2004, and Senior Vice President, Global Marketing Resources and Initiatives from December 2004 to July 2005. She joined General Foods Corporation (which later merged with Kraft Foods) in 1977 and has held a variety of management positions. Ms. Sneed received a bachelor's degree from Simmons College and an MBA from Harvard Graduate School of Business. Ms. Sneed is a Director of Airgas Inc. and Charles Schwab Corporation.

        David P. Steiner, 47, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Since March 2004, Mr. Steiner has served as Chief Executive Officer and a director of Waste Management, Inc., a provider of integrated waste management services. His previous positions at Waste Management included Executive Vice President and Chief Financial

Officer from 2003 to 2004, Senior Vice President, General Counsel and Corporate Secretary from 2001 to 2003 and Vice President and Deputy General Counsel from 2000 to 2001. Mr. Steiner received a bachelor's degree from Louisiana State University and a law degree from the University of California, Los Angeles.

        Sandra S. Wijnberg, 51, joined our Board of Directors in June 2007. Ms. Wijnberg has served as Chief Administrative Officer of Aquiline Holdings LLC, a New York based investment firm specializing in financial services, since March 2007. Until April 2006, Ms. Wijnberg was the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc. in January 2000, Ms. Wijnberg served as Senior Vice President and Treasurer of Tricon Global Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an MBA from the University of Southern California. Ms. Wijnberg is a Director of Tyco International Ltd.

        The Board of Directors recommends that shareholders vote FOR the election of each of the eleven nominees for director.

CORPORATE GOVERNANCE

Governance Principles

        The Board of Directors' Governance Principles, which include guidelines for determining director independence and qualifications for directors, are summarized below and are attached hereto as Appendix A in their entirety. Tyco Electronics' governance materials, including Board committee charters and policies, can be found on the company's website at http://www.tycoelectronics.com/aboutus/pdf/TE_BoardGovernancePrinciples.pdf. These materials are available in print to any shareholder upon request. Corporate governance developments are regularly reviewed by the Board in order to appropriately modify the Board's Governance Principles, committee charters and policies.

Director Independence

        Nine of eleven directors have been determined by the Board to be independent directors. For a director to be considered independent, the Board must make an affirmative determination that a director meets the stringent guidelines for independence set by the Board. These guidelines either meet or exceed the NYSE listing standards' independence requirements and are set forth in the Board's Governance Principles under the section "Board Organization and Independence of its Members." The guidelines include a determination that the director has no current or prior material relationships with Tyco Electronics (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), aside from their directorship, that could affect their judgment.

        Based on review and recommendation by the Nominating, Governance and Compliance Committee, the Board of Directors analyzed the independence of each director and determined that the following directors meet the standards of independence under our director independence guidelines and applicable NYSE listing standards, and that each of the following directors is free of any relationship that would interfere with his or her individual exercise of independent judgment: Pierre R. Brondeau, Ram Charan, Robert M. Hernandez, Daniel J. Phelan, Frederic M. Poses, Lawrence S. Smith, Paula A. Sneed, David P. Steiner and Sandra S. Wijnberg.

Guide to Ethical Conduct

        All directors, officers and employees of Tyco Electronics annually review and affirm that they understand and are in compliance with the policies and principles contained in Tyco Electronics' code of ethical conduct set forth in the company's manual, "The Power of Integrity: Guide to Ethical Conduct." The guide is published in the Board of Directors section of Tyco Electronics' website at http://www.tycoelectronics.com/aboutus/ethicalConduct.asp and is available in print to any shareholder upon request.

        Directors are required to promptly inform the chair of the Nominating, Governance and Compliance Committee of actual or potential conflicts of interest.

        Tyco Electronics' Audit Committee has established an Office of the Ombudsman which ensures a direct, confidential and impartial avenue to raise any concern or issue with compliance or ethics, including concerns about the company's accounting, internal accounting controls or auditing matters, with the Board. The office is designed to field compliance concerns from external constituencies—investors, suppliers and customers—as well as Tyco Electronics employees.

        Reporting directly to the Audit Committee of the Board of Directors, the Ombudsman's office is independent of functional management. It seeks the fair, timely and impartial resolution of all compliance and ethics issues. Employees have a number of vehicles to raise issues within Tyco Electronics, including a confidential, toll free, phone number and a confidential submission system via the Internet. Concerns also may be sent directly to the Board by mail.

        All concerns are received and promptly reviewed by the Ombudsman and are responded to as quickly as possible. All accounting, audit or control concerns are sent to, and will be addressed by, the Board's Audit Committee.

Communicating Concerns to Directors

        Any shareholder who wishes to contact members of the Tyco Electronics Board of Directors may do so by mailing written communications to:

    Tyco Electronics Board of Directors
    Attn: Ombudsman
    1050 Westlakes Drive
    Berwyn, PA 19312

        Inquiries and concerns also can be submitted anonymously and confidentially through the Ombudsman to the Tyco Electronics Board of Directors through the Internet at http://www.tycoelectronics.com/aboutus/contact_board.asp.

Voting Standards for the Election of Directors

        Directors are elected by an affirmative vote of a majority of the votes cast by shareholders at the annual meeting and serve for one-year terms. Any nominee for director who does not receive a majority of votes cast from the shareholders is not elected to the Board.

Voting Standards for Bye-Laws Amendments

        The bye-laws may be amended, in whole or in part, by the Board, subject to approval by the affirmative vote of the holders of record:

  •
  in the case of bye-laws 1B (Terms of the Preferred Shares), 27 (Action by Resolution in Writing), 31 (Number; Election; Term [of Directors]), 67 (Shareholder Rights Plan), 68 (Business Combinations with Interested Shareholders) and 69 (Required Votes for Amendments), of 80% of the total votes of shares entitled to vote on the relevant record date with respect thereto; and

  •
  in the case of all other bye-laws, of a majority of the total number of votes of the issued shares present in person or represented by proxy and entitled to vote on the relevant record date with respect thereto, in each case at an annual or special general meeting called for such purpose.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Board of Directors

        The Board of Directors currently consists of eleven directors. Frederic Poses serves as Chairman of the Board. The responsibilities of the chair include those matters discussed in the Board's Governance Principles which are attached as Appendix A to this proxy statement.

        The Board held four meetings between our separation from Tyco International in June 2007 and the end of fiscal year 2007. Our directors attended at least 75% of the total number of meetings of the Board and committees on which they served in 2007, except for Mr. Brondeau, who attended 50% of the total number of meetings of the Board and the Audit Committee, and Dr. Charan, who attended 71% of the total number of meetings of the Board and the Nominating, Governance and Compliance Committee. It is the policy of the Board that directors are expected to attend the Annual General Meeting of Shareholders.

Board Committees

        The Board has adopted written charters for each of its three standing committees: the Audit Committee, the Management Development and Compensation Committee, and the Nominating, Governance and Compliance Committee. Each committee reports to the Board on their activities at each regular Board meeting.

        The Board has determined that all members of the Audit, Management Development and Compensation, and Nominating, Governance and Compliance Committees are independent and satisfy the relevant Securities and Exchange Commission, NYSE, and Tyco Electronics additional independence requirements for the members of such committees.

Board Advisors

        Consistent with their respective charters, the Board and its committees may retain their own advisors as they determine necessary to carry out their responsibilities.

Audit Committee

        The members of the Audit Committee are directors Sandra Wijnberg, who chairs the committee, Pierre Brondeau and Lawrence Smith. The Board has determined that Ms. Wijnberg and Mr. Smith are each an "audit committee financial expert," as defined under Securities and Exchange Commission rules. The Audit Committee primarily is concerned with the quality and integrity of the company's annual and quarterly financial statements, including its financial and accounting principles, policies and practices, and its internal control over financial reporting; the qualifications, independence and performance of the company's independent auditor and lead audit partner; review and oversight of the company's internal audit function; compliance with legal and regulatory requirements; review of financial and accounting risk exposure; and procedures for handling complaints regarding accounting or auditing matters. The committee also oversees the company Ombudsman and the company's Guide to Ethical Conduct. The Audit Committee's charter is attached as Appendix B to this proxy statement. The Audit Committee met four times between our separation from Tyco International in June 2007 and the end of fiscal year 2007. The committee's report appears on page 57.

Management Development and Compensation Committee

        The members of the Management Development and Compensation Committee are directors Frederic Poses, who chairs the committee, Robert Hernandez and Daniel Phelan. This committee is responsible to ensure succession of senior leadership; review plans for the development of the organization; review and approve compensation, benefits and human resources policies and objectives and whether the company's officers, directors and employees are compensated in accordance with these policies and objectives; review and approve compensation of the company's executive officers other than the Chief Executive Officer and recommend the Chief Executive Officer's compensation for approval by the independent members of the Board; and review and approve management incentive compensation policies and programs and equity compensation programs for employees. The Management Development and Compensation Committee's charter is attached as Appendix C to this proxy statement. This committee met four times between our separation from Tyco International in June 2007 and the end of fiscal year 2007. The committee's report appears on page 28. Additional information on the committee's processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis which follows.

Nominating, Governance and Compliance Committee

        The members of the Nominating, Governance and Compliance Committee are directors David Steiner, who chairs the committee, Ram Charan and Paula Sneed. This committee's responsibilities include the selection of director nominees for the Board and the development and review of our Board Governance Principles. The committee annually reviews director compensation and benefits in conjunction with the Management Development and Compensation Committee; oversees the annual self-evaluations of the Board and its committees, as well as director performance; and makes recommendations to the Board concerning the structure and membership of the Board committees. The committee also oversees our environmental, health and safety management system and compliance programs. The Nominating, Governance and Compliance Committee's charter is attached as Appendix D to this proxy statement. This committee held three meetings between our separation from Tyco International in June 2007 and the end of fiscal year 2007.

        The Nominating, Governance and Compliance Committee will consider all shareholder recommendations for candidates for the Board, which should be sent to the Nominating, Governance and Compliance Committee, c/o Harold G. Barksdale, Secretary, Tyco Electronics, 96 Pitts Bay Road, Pembroke HM 08 Bermuda. The general qualifications and specific qualities and skills established by the committee for directors are set forth in the "Director Candidates" section of the Board's Governance Principles. In addition to considering candidates suggested by shareholders, the committee considers candidates recommended by current directors, company officers, employees and others. The committee screens all candidates in the same manner regardless of the source of the recommendation. The committee's review is typically based on any written materials provided with respect to the candidate. The committee determines whether the candidate meets the company's general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

Meetings of Non-Management Directors

        The non-management directors met without any management directors or employees present three times in fiscal 2007. The non-executive chairman of the Board presided at these meetings.

Non-Management Directors' Compensation in Fiscal 2007

        Non-management directors' compensation is established collaboratively by the Nominating, Governance and Compliance and the Management Development and Compensation Committees. Compensation of non-management directors in fiscal 2007 is described under "Compensation of Non-Employee Directors."

Non-Management Directors' Stock Ownership

        To help align Board and shareholder interests, directors are encouraged to own, at a minimum, Tyco Electronics' stock or stock units equal to three times their annual cash retainer (a total of $240,000, based on the current $80,000 annual cash retainer) within three years of joining the Board. Once a director satisfies the minimum stock ownership recommendation, the director will remain qualified, regardless of market fluctuations, under the guidelines as long as the director does not sell any stock. A majority of the directors' annual compensation is provided as equity, and because such equity is in the form of deferred stock units which cannot be transferred until the director leaves the Board, directors will normally attain the minimum guideline after two years.

EXECUTIVE OFFICERS

        The following table presents information with respect to our executive officers as of January 15, 2008.

Name	Age	Position(s)
Thomas J. Lynch	53	Chief Executive Officer and Director
Mario Calastri	50	Senior Vice President and Treasurer
Alan C. Clarke	54	President, Network Solutions
Terrence R. Curtin	39	Executive Vice President and Chief Financial Officer
Joseph B. Donahue	49	Senior Vice President, Automotive Division
Charles P. Dougherty	45	President, Wireless Systems
Jane A. Leipold	47	Senior Vice President of Global Human Resources
Minoru Okamoto	58	Senior Vice President, Communications, Computer and Consumer Electronics
Robert J. Ott	46	Senior Vice President and Corporate Controller
Eric J. Resch	50	Senior Vice President and Tax Officer
Robert A. Scott	57	Executive Vice President and General Counsel
Joan E. Wainwright	47	Senior Vice President of Communications and Public Affairs

        See "Nominees for Election" for additional information concerning Mr. Lynch who is also a nominee for director.

        Mario Calastri has been Senior Vice President and Treasurer of Tyco Electronics since our separation from Tyco International in June 2007 and he served on the Tyco Electronics Board prior to the separation. He was Vice President and Assistant Treasurer of Tyco International between 2005 and June 2007. Prior to joining Tyco International, Mr. Calastri was Vice President, Finance and Planning for IBM Global Financing EMEA in 2004 and Assistant Treasurer of IBM Corporation from 1999 to 2003.

        Alan C. Clarke has been President of Network Solutions of Tyco Electronics since September 2006 and served as a Vice President of Tyco Electronics since 1999. Prior to that, Mr. Clarke worked for Raychem Corporation, which was acquired by Tyco International in 1999, for 17 years in various senior management positions.

        Terrence R. Curtin has been Executive Vice President and Chief Financial Officer of Tyco Electronics since October 2006 and he served on the Tyco Electronics Board prior to the separation. Mr. Curtin previously served as Vice President and Corporate Controller since 2001. Prior to joining Tyco Electronics, Mr. Curtin was employed by Arthur Andersen & Co.

        Joseph B. Donahue has been Senior Vice President, Automotive Division, for Tyco Electronics since August 2007. He previously served at AMP Incorporated in an expatriate assignment in Asia from 1990 to 1994 and in a variety of senior roles at AMP Incorporated and Tyco Electronics in operations, engineering and general management from 1994 to 2006, leading the North America automotive business from 2001 to 2006. Prior to his current role, Mr. Donahue served from 2006 to August 2007 as

Group Vice President, Woodcoatings Division for Valspar Corporation, a manufacturer of commercial and industrial coating.

        Charles P. Dougherty has been President of Wireless Systems of Tyco Electronics since October 2006. Prior to joining Tyco Electronics, Mr. Dougherty was at Motorola where he served as Corporate Vice President and General Manager, Voice and Data Solutions from July 2004, Vice President and General Manager IP Solutions from June 2001 to July 2004, and Vice President and General Manager North American VolP Solutions from July 2000 to June 2001.

        Jane A. Leipold has been Senior Vice President, Global Human Resources for Tyco Electronics since 2006. She has a total of 26 years of Tyco Electronics and AMP Incorporated experience and has held various human resources, purchasing and engineering positions.

        Minoru Okamoto has been Senior Vice President, Communications, Computer and Consumer Electronics Business since March 2001. He has a total of 32 years of Tyco Electronics and AMP Incorporated experience and has held a variety of positions covering sales, marketing, operations and general management.

        Robert J. Ott has been Senior Vice President and Corporate Controller of Tyco Electronics since our separation from Tyco International in June 2007. Prior to that, he was Vice President, Corporate Audit of Tyco International since March 2003 and Vice President of Finance-Corporate Governance of Tyco International from August 2002 until March 2003. Prior to joining Tyco International, Mr. Ott was Chief Financial Officer of Multiplex, Inc. from 2001 to 2002 and Chief Financial Officer of SourceAlliance, Inc. from 2000 to 2001.

        Eric J. Resch has been Senior Vice President and Tax Officer of Tyco Electronics since our separation from Tyco International in June 2007 and he served on the Tyco Electronics Board prior to the separation. He was Vice President, Tax Reporting of Tyco International from 2003 until June 2007. Prior to joining Tyco International, Mr. Resch was Director, Tax Reporting for United Technologies Corporation from 2001 to 2003.

        Robert A. Scott has been Executive Vice President and General Counsel of Tyco Electronics since 2006 and prior to that was Senior Vice President, Corporate Planning for Tyco International from January 2006 and Vice President of Strategy and Business Planning for Engineered Products and Services from May 2004 to January 2006. He also served on the Tyco Electronics Board prior to our separation from Tyco International in June 2007. Prior to joining Tyco International, Mr. Scott was Senior Vice President and Chief of Staff of Motorola's Integrated Electronics sector during 2002 and 2003 and Motorola's Senior Vice President of Business Integration in 2001. Prior to joining Motorola, Mr. Scott was Senior Vice President, General Counsel and Corporate Secretary of General Instrument Corporation.

        Joan E. Wainwright has been Senior Vice President, Communications and Public Affairs at Tyco Electronics since June 2006. Previously, she served as Vice President, Public Affairs and Vice President, Corporate Communications for Merck & Co., Inc. from June 2000 to June 2006. Ms. Wainwright also served as Deputy Commissioner of Communications for the U.S. Social Security Administration and in the communications and public relations departments of the University Health System of New Jersey, the Children's Hospital of Philadelphia, the University of Delaware and Villanova University.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        On January 13, 2006, the Board of Directors of Tyco International announced its intent to separate Tyco International's four primary business segments—Fire & Security, Engineered Products and Services, Electronics and Healthcare—into three publicly traded companies. The separation became effective on June 29, 2007, and Tyco Electronics and Covidien became public companies on that date. Tyco Electronics is the parent company that owns and operates Tyco International's former Electronics business segment.

        Starting with the announcement of the separation in January 2006, the Tyco International Board and its Compensation and Human Resources Committee ("Tyco International CHRC") began the process of staffing the executive management functions for Tyco Electronics and Covidien. For Tyco Electronics, that process began with the appointment in January 2006 of Thomas J. Lynch as Chief Executive Officer. In the subsequent period leading up to the separation, the Tyco International Board and Tyco International CHRC, with input from Mr. Lynch, completed the process of staffing the executive management team of Tyco Electronics, appointing both internal and external candidates to fill key executive management roles.

        In addition to staffing the executive management team for Tyco Electronics, the Tyco International CHRC established the compensation levels (including base salary, annual bonus targets and long-term incentive awards) and other compensation programs applicable to each of the Tyco Electronics executive officers for periods prior to separation. It is our understanding that the Tyco International CHRC established the compensation levels for each of the newly-appointed Tyco Electronics executive officers, including the named executive officers, with the goal of providing a competitive pay package appropriate for Tyco Electronics, and with consideration to other key factors deemed pertinent to the Tyco International CHRC. It also is our understanding that the compensation levels for the newly-appointed Tyco Electronics executive officers were established by the Tyco International CHRC with the assistance of its compensation consultant and with reference to peer group data deemed appropriate by the Tyco International CHRC.

        The members of the Management Development and Compensation Committee of Tyco Electronics ("MDCC" or "Committee") were designated in late 2006 as nominees to join the Tyco Electronics Board and MDCC upon the separation (the members joined the Board and MDCC on June 29, 2007). The MDCC met with Tyco Electronics management periodically in 2007 before the separation to obtain an understanding of the competitive environment for executive talent, to obtain an understanding of the compensation levels and programs then in place for Tyco Electronics executive officers and to begin the process of designing the compensation programs and policies that would be adopted for Tyco Electronics for future periods after the separation. The Company retained the services of an independent compensation consultant, Towers Perrin, to provide assistance to the MDCC nominees in the process of designing compensation programs and strategies that suited the needs of the post-separation company.

        Shortly after the separation on June 29, 2007, the MDCC adopted an executive compensation philosophy to serve as the Committee's guiding principles in the development of executive compensation levels and programs. In addition, the MDCC and Tyco Electronics Board adopted executive compensation plans and policies (such as the Executive Severance Plan, Change in Control Severance Plan and the Share Ownership and Retention Requirement Plan, described below) applicable to Tyco Electronics executive officers. A number of the plans and policies are based on the plans and policies maintained by Tyco International before the separation, but were modified to fit the compensation philosophy and business strategy of Tyco Electronics. Other plans and policies are either new or designed entirely separate and apart from former Tyco International plans and policies, and were adopted to support the compensation philosophy of Tyco Electronics.

        The base salaries, annual incentive bonuses and long-term equity incentive awards (except for the Founders' Grant awards, described below) paid to the named executive officers of Tyco Electronics for fiscal 2007, and reflected in the tables that follow this Compensation Discussion and Analysis, were paid primarily under compensation programs established by Tyco International. The Tyco Electronics executive compensation philosophy and executive compensation programs and policies, adopted by the MDCC and/or the Tyco Electronics Board after the separation, were in effect for only a short period in fiscal 2007. Thus, the MDCC has had only a limited opportunity to review the elements of the total compensation paid to Tyco Electronics executive officers, including the named executive officers, and apply the Tyco Electronics compensation philosophy to current pay levels. The goal and intent of the newly adopted executive compensation philosophy and the Tyco Electronics compensation programs and policies will be recognized in the future as management and the MDCC have the opportunity to apply the guiding principles of the philosophy to compensation actions going forward in fiscal 2008 and beyond.

Compensation Philosophy

        Tyco Electronics' executive compensation philosophy is designed to deliver competitive total compensation, upon the achievement of individual and corporate performance objectives, which will attract, motivate and retain leaders who will drive the creation of shareholder value. The executive compensation philosophy also has been designed to align with the Company's organization-wide total rewards strategy. The MDCC reviews and administers the Company's compensation and benefit programs for executive officers, including the named executive officers. In determining total compensation, the MDCC will consider the following key objectives and attributes:

        Shareholder alignment—Executive compensation programs will be designed to create shareholder value. Long-term incentive awards, which will make up a significant percentage of our executives' total compensation, will closely align the interests of executives with the long-term interest of our shareholders.

        Performance based—Most of the components of our executive compensation package will be linked to performance. Annual cash incentive awards will be tied to overall corporate, segment or business unit measures that allow for differentiation among our highest and lowest performers. Long-term incentive awards, granted in the form of stock options, restricted stock units and other forms of equity and/or cash-based incentives, will be designed to reward our executive officers for the creation of long-term shareholder value.

        Competitive with external talent markets—Our executive compensation programs will be designed to be competitive within the various talent markets in which the Company competes for executive talent. Compensation programs will be designed with reference to both a general peer group of companies that compete with us for executive talent and an electronics industry peer group.

        Focus on executive stock ownership—The Company has adopted the Tyco Electronics Share Ownership and Retention Requirement Plan which, together with long-term equity awards, drives executive stock ownership.

        Simple and transparent—Our executive compensation programs will be designed to be easily understood by our executives and transparent to our investors.

Role of the Management Development & Compensation Committee

        The MDCC administers the Company's compensation policies and programs for executive officers, including the named executive officers. (For purposes of this Compensation Discussion and Analysis, the term "executive officer" means the Company's officers subject to Section 16 of the Securities Exchange Act ("Section 16 officers") and those executives whose base salary is in excess of $350,000.) The Committee reviews, analyzes and approves the design of the Company's executive compensation policies and programs, administers the Company's stock incentive plans (including reviewing and approving equity incentive awards for executive officers) and reviews and approves all compensation decisions relating to the named executive officers and other executive officers of the Company. The MDCC charter, adopted by the Tyco Electronics Board, fully describes the responsibilities and authority of the MDCC, and is attached as Appendix C to this proxy statement and also can be found at the Tyco Electronics website: www.tycoelectronics.com.

        The Committee is comprised exclusively of members who meet the independence requirements of the NYSE. Each MDCC member is also a "non-employee director" for purposes of Rule 16b-3 of the Securities Exchange Act and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

Role of Management

        The MDCC has established a process with management to support the development and review of executive officer compensation, as described below.

  Chief Executive Officer Compensation

        The MDCC will make recommendations to the independent members of the Board regarding Chief Executive Officer compensation actions. The recommendations will be based on factors deemed appropriate by the Committee, including Chief Executive Officer performance and competitive market data provided by Towers Perrin. The MDCC will discuss and evaluate Chief Executive Officer compensation recommendations in an executive session attended only by the Committee members and Towers Perrin. The Chief Executive Officer will not attend the executive session when Chief Executive Officer compensation actions are discussed. The Senior Vice President, Global Human Resources will not typically participate in these sessions, except as requested by the Committee to provide contextual information. The MDCC does not anticipate that management will have any role in the development of Chief Executive Officer compensation except for providing to the MDCC or Towers Perrin relevant data relating to the Chief Executive Officer's performance and compensation history.

  Other Named Executive Officer Compensation

        The Chief Executive Officer will make recommendations to the MDCC relating to compensation actions for the other named executive officers. The recommendations will be made based primarily on each named executive officer's performance, as assessed by the Chief Executive Officer, and competitive market data provided by Towers Perrin. The Senior Vice President, Global Human Resources also will be present for the discussion of compensation actions for the other named executive officers.

Role of Compensation Consultant

        Under its charter, the MDCC has the sole authority to retain consultants, counsel, accountants and others to assist it in the performance of its duties, including the evaluation of executive compensation levels and programs. The MDCC has engaged Towers Perrin to serve as the Committee's compensation consultant. Towers Perrin reports directly to the MDCC and provides assistance to the Committee in developing the Company's executive compensation programs and executive pay levels and generally provides advice to the Committee on executive compensation issues. The MDCC independently retained Towers Perrin and has the ability to terminate Towers Perrin's services at the Committee's discretion. Outside of the services performed for the MDCC, Towers Perrin provides no services to the Company except with prior notification to the MDCC chair. The specific Towers Perrin consultants to the Committee are precluded from any involvement in any work for management not expressly authorized by the MDCC.

        Towers Perrin has performed the following services for the MDCC since its retention:

  •
  Provided advice to the MDCC in the design of the Tyco Electronics Executive Severance Plan, Change in Control Severance Plan, Share Ownership and Retention Requirement Plan and Executive Perquisite Plan

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  Provided assistance in the development of the Company's executive compensation philosophy

  •
  Evaluated the competitive position of Tyco Electronics' executive officer base salary and annual and long-term incentive compensation relative to its peer groups for purposes of assisting the MDCC in determining compensation actions for fiscal 2008 and beyond

  •
  Provided ongoing advice as needed on the design of Tyco Electronics' annual and long-term cash and equity incentive programs, including the 2007 Founders' Grant

  •
  Briefed the MDCC on executive compensation trends among the Company's peer groups

  •
  Provided advice to the MDCC and Nominating, Governance and Compliance Committee on director compensation levels

  •
  Evaluated the competitive position of Tyco Electronics' executive perquisite programs.

Executive Compensation Benchmarks

        For purposes of benchmarking market practices on compensation levels for senior executives, the Company has adopted a peer group framework that includes the use of a primary talent market peer group and a secondary reference group.

        The primary talent market peer group is comprised of companies across a range of industries in which Tyco Electronics competes for executive talent—as opposed to being limited to companies only in the electronics industry. Since Tyco Electronics typically competes for executive talent with companies in industries other than the electronics industry, the Company and Committee believe that it is appropriate to establish a benchmark peer group that sufficiently covers companies in those industries. The industries included in the primary talent market peer group generally include aerospace and defense, electronics and scientific equipment and industrial manufacturing. The primary talent market peer group consists of approximately 100 companies, listed in Appendix E, with revenues ranging from $500 million to $90 billion. Data obtained from this group is adjusted to reflect the relative size of Tyco Electronics within the group.

        The secondary reference group is comprised of companies within the electronics industry. We will use the secondary reference group as a benchmark to identify any differences in compensation practices between our industry peers and the broader primary talent market peer companies. As shown below, there are currently 16 companies in the secondary industry reference group with revenues ranging from $2.5 billion to $42.9 billion.

3M Company Agilent Technologies, Inc. Amphenol Corporation Cooper Industries, Ltd. Corning Incorporated Danaher Corporation EMC Corporation Emerson Electric Co.	General Dynamics Corporation Harris Corporation Honeywell International Inc. ITT Corporation Johnson Controls, Inc. Molex Incorporated Motorola, Inc. QUALCOMM Incorporated

        The benchmark data will be compiled by the Committee's consultant and will be used by the MDCC to ensure that our compensation levels and programs are competitive with the compensation paid by the companies that compete with Tyco Electronics for executive talent. As explained below, the benchmark data is just one of the factors that will be used in setting executive compensation levels.

Compensation Overview

        The Company's total compensation package for executive officers, including named executive officers, is currently comprised of the following elements:

  •
  Base salary

  •
  Annual cash incentives

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  Long-term equity incentives

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  Executive benefits and perquisites

  •
  Broad-based retirement and health and welfare benefits

        As described above, the independent members of the Board review and approve base salary actions and cash and equity incentive pay awards for the Chief Executive Officer, based on recommendations made by the MDCC. The Chief Executive Officer makes recommendations to the MDCC on executive officers' base salary and cash and equity incentive awards, including named executive officers.

        In determining the appropriate compensation for each executive in fiscal 2008 and in future years, including our named executive officers, the MDCC will consider a number of factors:

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  Competitive market practice

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  Individual performance

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  Relative importance of role

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  Level of experience

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  Internal pay equity

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  Local market practice

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  Compensation history, including pay levels with Tyco International before the separation, where applicable

        As a general matter, the MDCC has set the 50th percentile as the target level for an executive's base pay. Annual and long-term incentives also are targeted at the 50th percentile, but will be structured with the potential to deliver significantly higher payouts as an incentive to drive the short and long-term strategies of the Company and increase shareholder value. Similarly, the awards will be structured to deliver substantially lower payouts for performance that falls below expectations. As stated above, the actual pay positioning for each executive will be determined by a number of factors, so that positioning above and below the target levels for different elements of compensation should be expected. In addition, in order to attract and retain highly qualified external candidates to fill critical management roles, the MDCC may approve total compensation packages and/or individual compensation components that are above the target levels.

        The MDCC, with the assistance of Towers Perrin, conducted an initial competitive compensation analysis covering the executive officers. The purpose of the analysis was to provide the Committee with an indication of how each executive officer's pay compared to the competitive market, based on data from Tyco Electronics' primary and secondary market reference groups. The results of the analysis will guide the Committee in determining pay adjustments, if any, deemed appropriate by the Committee in fiscal 2008.

        The MDCC intends to complete a comprehensive review of total compensation annually, starting in fiscal 2008, typically at its July meeting. Tally sheets will be assembled for each of the executive officers, including the named executive officers. The tally sheets will summarize current actual and target compensation, equity awards, retirement and deferred compensation values and potential payouts upon termination of employment. The MDCC will use the tally sheets to assure that total compensation and each of the elements of an executive officer's compensation are appropriate in light of the Company's total compensation philosophy.

Tax Deductibility of Executive Compensation

        In evaluating compensation programs covering our executive officers, the Committee considers the potential impact on the Company of Internal Revenue Code Section 162(m). The Committee generally intends to maximize deductibility of compensation under Section 162(m) to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to executive officers. However, the Committee reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to certain of the Company's executive officers in excess of $1 million, unless the compensation qualifies as performance-based or is otherwise exempt from Section 162(m). Annual incentive bonuses, stock options and other performance based awards made under the Company's 2007 Stock and Incentive Plan are intended to qualify for the deduction.

Elements of Compensation

  Base salary

        Base salary provides a fixed compensation for the performance of the executive's core duties and responsibilities. The base salary levels for Tyco Electronics' executive officers, including the named executive officers, for fiscal 2007 were established by Tyco International. The MDCC will review executive officer base salary levels annually and will make appropriate adjustments based on a number of factors, including the competitive market data, the executive's experience, the relative importance of the executive's role, individual performance and any other factors deemed relevant by the Committee. The Committee conducted a base salary review in September 2007. Due to the fact that many of the executive officers had received salary adjustments before the separation as a result of accepting new or greater roles in Tyco Electronics, the Committee decided that no salary adjustments were appropriate at that time.

  Annual Incentive Awards

        Annual incentive awards provide executive officers with a bonus opportunity if certain financial performance goals are achieved. The annual incentive program is intended to reward executive officers upon the achievement of financial performance goals (at the corporate, segment and/or business unit level), with limited discretion applied for individual performance. The MDCC intends the Company's annual incentive award program to provide market competitive awards targeted at the 50th percentile relative to peer companies for performance achieved at the predetermined target levels. Award opportunities above the 50th percentile will be available to the extent that performance exceeds the predetermined target levels. Payments at levels below the 50th percentile will be awarded to the extent that performance is below the performance target levels. No annual incentive payments will be made if threshold performance levels are not achieved, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold performance requirement.

        The annual incentive awards will typically be structured as cash payments. Within 90 days of the start of each fiscal year, the Committee will establish the applicable performance criteria, which will include minimum performance thresholds required to earn an award, target performance goals required to earn a payment of 100%, and a maximum performance level required to earn the maximum bonus permitted. If the Company attains the established financial goals, executive officers will receive an award based on a target bonus percentage which will be set at the beginning of each fiscal year and expressed as a percentage of the executive's base salary. Incentive target bonus percentages for executive officers generally range from 50% to 100% of base salary.

        For the pre-separation period of fiscal 2007, Tyco International established the financial measures for the annual incentive awards as operating income and free cash flow, both as defined by Tyco International and as described below. The MDCC also adopted these financial measures for the post-separation period of fiscal 2007. Performance measures for executive officers who provide services to the entire Company ("corporate level") were determined on total Tyco Electronics performance and were weighted 50% for operating income and 50% for free cash flow. Performance measures for executive officers who provide services directly to one of the Company's segments or units were determined by consideration of both total Tyco Electronics performance and the performance of the business segment/unit to which the executive officer provides services. The Company segment/unit performance measures were generally weighted 10% for operating income of Tyco Electronics, 50% for free cash flow of Tyco Electronics and 40% for the segment's/unit's operating income. The minimum threshold performance required to earn an award for each established performance measure was set at 85% (90% for business segments/units), with maximum payout for each performance measure set at attainment of 115% (110% for business segments/units) of such measure. Actual awards could have ranged from 0% (for performance below the threshold level) to 200% (for performance at or over the maximum performance level) of an incentive bonus target. In addition, certain performance measures were linked to ensure that if the minimum threshold on one performance measure was not attained, the other performance measure was limited to 100% of such goal. For example, if operating income was below the threshold level, then the maximum performance level that could have been attained on free cash flow was 100%.

        For fiscal 2007, the operating income target at the corporate level was set at $2.022 billion and the free cash flow target was set at $1.386 billion. For annual incentive award purposes, free cash flow and operating income were adjusted to exclude the effects of events deemed not reflective of the performance of the named executive officers. For fiscal year 2007, the categories of adjustments at the corporate level included elimination of the effects of (i) business disposals, (ii) charges for the early extinguishment of debt, (iii) charges and income related to former management or shareholder litigation, (iv) goodwill or other intangible asset impairments, (v) restructuring and asset impairment charges and (vi) separation-related expenses. Actual fiscal 2007 operating income for the Company, as calculated for annual incentive award purposes, was $1.847 billion, resulting in attainment of 91.4% of the operating income target. Based on the annual incentive payout scale, the 91.4% attained performance resulted in a payout percentage for the operating income measure of 65.6%. Actual fiscal 2007 free cash flow for the Company, as calculated for annual incentive award purposes, was $1.404 billion, resulting in attainment of 101.3% of the cash flow target. Based on the annual incentive payout scale, this level of performance resulted in a payout percentage for the free cash flow measure of 110.4%. Since both measures were weighted at 50%, the award percentage for corporate level executives was 88.0%.

        Business segment/unit award percentages were calculated based on the same methodology, taking into account the applicable business segment/unit performance measures and limited discretionary adjustments (both positive and negative) made by the Committee based on subjective evaluations of the business segment's/unit's performance.

        With respect to the named executive officers, for fiscal 2007, the annual incentive awards paid to Messrs. Lynch and Curtin and Dr. Gromer were based on the corporate level award percentage described above, applied to the executives' base salaries and annual incentive targets. Mr. Curtin's award was increased by 15% in recognition of his significant contributions made in the separation process. The annual incentive award paid to Mr. Scott was based partly on the corporate level award percentage described above (for the period January 1–September 28, 2007) and partly on Tyco International performance measures (for the period October 1–December 31, 2006), as Mr. Scott was employed by and performed his services primarily for Tyco International prior to January 1, 2007. The annual incentive award paid to Mr. Okamoto was based partly on the corporate level performance achievement described above and on the achievement of applicable performance measures for the Communications, Computer and Consumer Electronics ("CC&CE") business unit. Under the applicable performance metrics, the CC&CE business unit earned an annual performance payout of 47.6%. Based on the unit's strong performance on working capital metrics and its results in implementing the Company's new strategic direction in pricing and product pruning, the Committee awarded the CC&CE business unit an additional bonus pool of $1 million, resulting in a business unit payout of 60.7% of target. In light of Mr. Okamoto's outstanding leadership of the CC&CE business unit and its exemplary performance in one of the Company's key strategic initiatives, the Committee increased Mr. Okamoto's annual incentive payment to 66.7% of target.

  Long-Term Incentive Awards

        The MDCC intends to use long-term equity incentive awards in the form of stock options, restricted stock units and other forms of equity and/or cash to deliver competitive compensation that recognizes employees for their contributions to the Company and aligns executive officers with shareholders in focusing on long-term growth and stock performance. As part of the Company's compensation philosophy, the MDCC concluded that annual grants of long-term equity incentive awards to executive officers typically should be targeted at the 50th percentile relative to peer companies, but should have the ability to deliver compensation at the high end of the market for superior performance and at the low end of the market for weak performance.

        For fiscal 2007, the Company's long-term incentive compensation program consisted of an annual grant of non-qualified stock options and restricted stock units awarded by Tyco International in November 2006. Non-qualified stock options generally permit an executive officer to purchase a share of Company common stock at an exercise price equal to the fair market value of Company common stock on the date of grant. For purposes of the November 2006 annual grant, fair market value was the average of the high and low prices of Tyco International common stock as reported on the NYSE on the grant date. (For equity awards made under the Tyco Electronics 2007 Stock and Incentive Plan, fair market value is the closing price of Tyco Electronics stock on the date of grant of the equity award.)

        Historically, Tyco International issued a mix of non-qualified stock options and restricted stock or restricted stock units depending on an executive officer's career band. For fiscal 2007, Tyco Electronics' executive officers generally received long-term incentive awards consisting of a mix of 50% stock options and 50% restricted stock units. Stock options issued by Tyco International to executive officers during fiscal 2007 have a ten-year term and vest ratably over a four-year period, with 25% becoming vested and exercisable on each anniversary of the grant date. Tyco International issued restricted stock units to executive officers during fiscal 2007 that vest in equal installments on the second, third and fourth anniversary of the grant date. Tyco International generally issued equity grants during the first quarter of each fiscal year, including the fiscal 2007 annual grant.

        In addition to the fiscal 2007 annual long-term incentive grant awarded by Tyco International, Tyco Electronics issued a Founders' Grant on July 2, 2007 to a broad base of executive and management level employees. The Company believed it prudent to make the Founders' Grant awards at the separation as a means of establishing a meaningful ownership stake in the new company, creating a strong management alignment with our shareholders' interests, and rewarding the significant efforts of our executives and management employees in connection with the separation. In order to accomplish the intended objectives of the Founders' Grant awards, the values of the awards were greater than that of typical annual long-term incentive grants awarded by Tyco International. In establishing the dollar value for the Founders' Grant for each executive officer, the MDCC reviewed peer group data and targeted an initial equity grant value between the 50th and 75th percentile for similar positions in peer companies. The Committee then adjusted the value generally to one-and-one-half to two times the initial equity grant value. In addition to supporting the intended objectives of the Founders' Grant awards, the values were set higher to take into account the fact that the Committee did not intend to issue another broad-based long-term equity grant until the Company's 2009 fiscal year.

        The Founders' Grant for Section 16 officers consisted of a 75%-25% mix of non-qualified stock options and restricted stock units. The heavier weighting on stock options in the Founders' Grant is intended to more closely align the long-term incentive award with the interests of our shareholders. The stock options vest and become exercisable ratably over a four-year period, with 25% becoming vested and exercisable on each anniversary of the grant date, have a term of ten years and an exercise price equal to the closing price of Tyco Electronics common stock on July 2, 2007, the first full day of trading for Tyco Electronics stock. Restricted stock units awarded to our Section 16 officers vest 50%/50% on the third and fourth anniversary of the grant date.

  Retirement and Deferred Compensation Benefits

        The Company maintains various retirement plans, initially adopted by Tyco International, to assist our executive officers with retirement income planning and increase the attractiveness of employment with the Company.

        The Company provides a defined contribution plan, the Tyco Electronics Retirement Savings and Investment Plan ("RSIP"), that is available to all eligible United States employees and a nonqualified supplemental retirement plan, the Tyco Electronics Supplemental Savings and Retirement Plan ("SSRP"), in which executive officers may participate.

        Under the RSIP, the Company match level is based on years of service, as follows:

Years of Service	Employee Contribution	Company Contribution
0–9	1%	5%
10–19	2%	6%
20–24	3%	7%
25–29	4%	8%
30 or more	5%	9%

        Company contributions for the named executive officers are shown in the "All Other Compensation" column of the Summary Compensation Table and the related table of All Other Compensation that follow this Compensation Discussion and Analysis. Executive officers are fully vested in Company matching contributions upon completion of three years of vesting service under the RSIP and SSRP.

        Under the SSRP, executive officers may defer up to 50% of their base salary and 100% of their annual incentive awards. The Company provides matching contributions to the SSRP based on the executive officer's deferred base salary and annual incentive awards at the same rate such officer is eligible to receive matching contributions under the RSIP and on any cash compensation (i.e., base and bonus) the executive officer earns that year in excess of Internal Revenue Service limits. This plan was filed as an exhibit to Tyco Electronics' Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007.

        All of the Company's U.S. retirement, deferred compensation, incentive and other executive and broad-based plans are intended to comply with Section 409A of the Internal Revenue Code.

        Mr. Okamoto is eligible to receive retirement benefits under the Directors' Retirement Allowance Regulation, a defined benefit pension plan maintained by the Company in Japan. Mr. Okamoto is entitled to receive either a single lump sum payment or a monthly life annuity commencing at normal retirement age 60, or upon earlier retirement after age 50 with 15 years of service. Annuities for retirement after age 60 are payable for Mr. Okamoto's lifetime, with ten years guaranteed. Annuities for earlier retirement are payable for ten years only. The lump sum is based upon the product of specified plan factors that vary by service, multiplied by the average annual pensionable salary during the ten-year period prior to termination. This amount is offset by the employee retirement lump sum previously received and increased at a specified interest rate. Death benefits will be paid to the survivor for a ten-year period upon the death of the individual who attained age 50 and 15 years of service. Projected pension benefits for Mr. Okamoto are disclosed in the Pension Benefits table that follows this Compensation Discussion and Analysis.

        Dr. Gromer participates in a defined benefit pension plan established by the Company for the benefit of its German employees. Under the plan, Dr. Gromer is entitled to receive upon retirement at age 65 a defined pension benefit that is determined primarily based on his annual base salary as of three years prior to the date of his retirement, and his years of service with the Company, including service prior to the separation, at the time of his retirement. Upon Dr. Gromer's announced retirement on December 31, 2007, he is eligible to request early commencement of his pension benefits. Should he elect early commencement of his pension benefits, his benefits would be reduced by 0.4% for each month that the date of such commencement of his pension benefits precedes his 65th birthday. Projected pension benefits for Dr. Gromer are disclosed in the Pension Benefits table that follows this Compensation Discussion and Analysis.

  Welfare Benefits

        We continued to provide welfare benefits to executive officers after separation that were modeled on Tyco International's welfare benefit plans. These arrangements include medical, dental, life insurance and disability coverage and are offered to all our eligible U.S.-based employees. The various benefit plans are part of our overall total compensation offering and are intended to be competitive with peer companies.

        Outside of the United States, the Company provides welfare benefits based on local country practices.

  Perquisites

        The Company's perquisite program provides for the payment to U.S. executive officers of a cash allowance equal to an additional ten percent (10%) of base salary, in lieu of perquisites typically provided by other companies. For fiscal 2007, the perquisite allowance was capped at $70,000. The Committee revised the perquisite program to remove the cap, while at the same time eliminating the Company's subsidy to supplemental welfare programs previously made available to the Chief Executive Officer. The executive is permitted to apply the allowance as he or she deems appropriate. Other than the allowance, there are no perquisites provided to U.S. executive officers.

        Outside of the United States, perquisite benefits are paid to executive officers based on local country practice. (See the Summary Compensation Table that follows this Compensation Discussion and Analysis for more information on the perquisite benefits paid to our non-U.S. named executive officers.)

  Change in Control and Termination Payments

        Tyco International maintained an executive severance plan and a change in control severance plan before the separation which provided compensation to eligible U.S. executives based on career band. The plans covered the Tyco Electronics U.S. executive officers, including the U.S. named executive officers, before the separation. The MDCC conducted a review of the Tyco International severance plan and change in control severance plan with the assistance of its compensation consultant to determine whether the plans should be adopted by Tyco Electronics and whether the features of the plans were appropriate for Tyco Electronics. The MDCC considered competitive practices and the business needs of the Company. The Committee determined that the retention of severance and change in control benefits is appropriate in order to attract and retain executive talent (given the fact that such benefits are standard benefits provided by peer companies), to avoid costly and potentially protracted separation negotiations, to ensure continuity of management in the event of an actual or threatened change in control and to protect our executive officers' investment in the company. However, the MDCC recommended certain reductions in the benefit levels provided under the Tyco International plans, and with those modifications, the Tyco Electronics Severance Plan for U.S. Officers and Executives ("Severance Plan") and the Tyco Electronics Change in Control Severance Plan for Certain U.S. Officers and Executives ("CIC Plan") were adopted shortly after separation. These plans were filed as exhibits to Tyco Electronics' Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007.

        Under the Company's Severance Plan, benefits are payable to an executive officer only upon an involuntary termination of employment for any reason other than cause, permanent disability or death, and are conditioned upon the executive officer executing a release (including confidentiality, one year non-competition, two year non-solicitation and non-disparagement covenants) in favor of the Company. Under the Severance Plan, an eligible executive will be paid cash severance upon termination of employment equal to: two times base salary plus two times target bonus for the Chief Executive Officer, one and one-half times base salary plus one and one-half times target bonus for Section 16 officers who are direct reports to the Chief Executive Officer, and one times base salary plus one times target bonus for other Section 16 officers and executives classified as Band 1 or Band 2 employees. Cash severance payments are made in monthly installments. In addition, the terminated executive will be eligible to receive a pro rata annual incentive payment for the year in which the termination occurs and continued health and welfare benefits for the length of the severance period. The Severance Plan does not provide any special treatment for outstanding equity awards. The severance benefits provided under the Severance Plan were set by the Committee at levels deemed consistent with market practice. "Cause" is defined as substantial failure or refusal to perform duties and responsibilities of the executive's job, violation of fiduciary duty, conviction of a felony or misdemeanor, dishonesty, theft, violation of our rules or policies, or other egregious conduct that has or could have a serious and detrimental impact on Tyco Electronics and its employees.

        Severance benefits for non-U.S. executives will generally be based on local statutory requirements.

        The Company's CIC Plan incorporates a "double trigger" concept before benefits become payable. In other words, benefits are payable to an executive officer under the CIC Plan only upon an involuntary termination of employment by the Company or "good reason resignation" that occurs during a period shortly before and continuing after a change in control (a "qualifying termination") and are conditioned upon the executive officer executing a release (including confidentiality, non-competition, non-solicitation and non-disparagement covenants) in favor of the Company. For purposes of the CIC Plan, "good reason resignation" generally means assignment of duties materially inconsistent with the executive's position, a material adverse change in the executive's position, Company actions that would cause the executive to violate his or her ethical or professional obligations, relocation to a place of employment greater than 60 miles from the executive's current place of employment, a reduction in the executive's base salary or annual bonus, a reduction in the aggregate of the executive's benefits or failure by the Company to have its obligations under the CIC Plan assumed by a successor.

        No benefits are payable under the CIC Plan if the executive officer is terminated for "cause." "Cause" is defined as a violation of fiduciary duty, conviction of a felony or misdemeanor, dishonesty, theft or other egregious conduct likely to have a materially detrimental impact on Tyco Electronics and its employees.

        Under the CIC Plan, an eligible executive will be paid cash severance in the event of a qualifying termination equal to: three times base salary plus three times target bonus for the Chief Executive Officer, two times base salary plus two times target bonus for Section 16 officers who are direct reports to the Chief Executive Officer, and one and one-half times base salary plus one and one-half times target bonus for other Section 16 officers and Band 1 employees. Cash severance payments will be made in the form of a lump sum payment. In addition, the terminated executive will be eligible to receive a pro rata annual incentive payment for the year in which the termination occurs and continued health and welfare benefits for the length of the severance period (i.e., 36, 24 or 18 months). Outstanding equity awards will become fully vested in the event of a qualifying termination. Cash severance and other benefits payable as a result of a qualifying termination will be limited to the greater after-tax amount resulting from (i) payment of the full benefits provided under the CIC Plan and imposition of all taxes, including any applicable excise taxes under Internal Revenue Code Section 280G, or (ii) payment of the benefits capped at the Section 280G limit with no excise tax imposed. Benefits payable under the CIC Plan will not be grossed up for the imposition of Section 280G or any other taxes.

  Retention Agreement and Consulting Agreement with Dr. Gromer

        On March 22, 2006, Dr. Gromer and Tyco International entered into a retention agreement providing Dr. Gromer with a monetary benefit equal to two times his annual base salary and target bonus in exchange for Dr. Gromer's continued service under his current services agreement with Tyco Electronics Logistics AG for a period of no less than two years following the separation. If Dr. Gromer's employment is terminated before the end of the two-year period for reasons other than cause or as a result of death or disability, he would still be eligible to receive the retention payment. However, the actual retention award Dr. Gromer receives was to be reduced by any severance, notice pay, termination indemnity or other similar amount paid by Tyco International or Tyco Electronics as a result of any termination.

        On April 11, 2007, Tyco International announced that Dr. Gromer would retire from Tyco Electronics on December 31, 2007. In accordance with the terms of a release and separation agreement among Tyco Electronics Logistics AG, Tyco Electronics AMP GmbH, Tyco International and Dr. Gromer dated as of April 10, 2007, Dr. Gromer will be entitled to receive a lump sum payment of 3,359,232 EUR (USD $4,940,483 using a December 12, 2007 conversion ratio of 0.67994 EUR to 1 USD), representing 24 months' base salary and target bonus, in satisfaction of the obligations to Dr. Gromer under the March 22, 2006 retention agreement. The agreement restricts Dr. Gromer from soliciting Tyco Electronics' customers and employees and from competing with Tyco Electronics during the remaining term of his employment and for a period of 24 months thereafter.

        On January 15, 2008, the Company entered into a consulting agreement with Dr. Gromer. The term of the consulting agreement begins on January 15, 2008 and ends on December 31, 2008. During the term of the consulting agreement, Dr. Gromer will make himself available to the Chief Executive Officer on a reasonable basis to provide assistance at client meetings, industry trade shows and other such customer relationship activities as the Chief Executive Officer deems necessary and appropriate. As remuneration for his services, the Company will pay Dr. Gromer a monthly consulting fee equal to 11,340 EUR (USD $16,667).

  Executive Stock Ownership Requirements

        The MDCC approved a Share Ownership and Retention Requirement Plan applicable to the Company's executive officers, including the named executive officers. Under the plan, the Chief Executive Officer is required to own Tyco Electronics common shares in an amount equal to five times base salary, while the direct reports to the Chief Executive Officer are required to own shares in an amount equal to two times base salary. All covered executive officers are required to meet the share ownership requirements within five years of the effective date of the plan, or within five years of the officer's date of employment, if later. The following shares count towards the ownership requirements: wholly owned shares, shares in stock units or deferred compensation plans, shares in 401(k) plans and employee stock ownership plans, unvested restricted stock and shares held by immediate family members that are considered beneficially owned by the executive officer. As of the date of this Compensation Discussion and Analysis, all of the Company's named executive officers met their stock ownership requirements.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

        The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the company's Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and the company's proxy statement for the 2008 Annual General Meeting of Shareholders. This report is provided by the following independent directors, who comprise the committee:

The Management Development and Compensation Committee:

Frederic M. Poses, Chair
Robert M. Hernandez
Daniel J. Phelan

January 15, 2008

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Management Development and Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation of the named executive officers for the fiscal year ended September 28, 2007. The named executive officers are the company's principal executive officer, principal financial officer and the three other most highly compensated executives.

Name and Principal Position (a)	Year (b)	Salary(3) ($) (c)	Bonus(4) ($) (d)	Stock Awards(5) ($) (e)	Option Awards(6) ($) (f)	Non-Equity Incentive Plan Compen- sation(7) ($) (g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (h)		All Other Compen- sation(9) ($) (i)	Total ($) (j)
Thomas J. Lynch, Chief Executive Officer (PEO)	2007	$891,375	—	$3,262,895	$4,051,446	$836,000	—		$258,437	$9,300,153
Terrence R. Curtin, EVP & Chief Financial Officer (PFO)	2007	$437,500	$325,000	$358,236	$451,556	$360,525	—		$103,697	$2,036,514
Juergen W. Gromer, President(1)	2007	$1,116,458	—	$2,741,436	$5,078,816	$982,483	$548,060	(8)	$54,024	$9,973,217
Robert A. Scott, EVP & General Counsel(2)	2007	$468,750	$281,250	$553,181	$577,688	$448,521	—		$100,235	$2,429,625
Minoru Okamoto, SVP CC&CE(1)	2007	$442,432	—	$440,006	$690,958	$221,478	$308,607	(8)	$153,961	$1,948,835

(1)
Salary and bonus for Messrs. Lynch, Curtin and Scott are paid in U.S. dollars (USD). Dr. Gromer's salary and bonus are paid in euros (EUR), with one-third attributable to his employment status with Tyco Electronics in Germany, and two-thirds attributable to his employment status with Tyco Electronics Logistics AG in Switzerland. Mr. Okamoto's salary and bonus are paid in Japanese yen (JPY). To convert compensation values to USD, the monthly conversion rates, as determined by the average monthly income statement foreign currency translation rates used by Tyco Electronics finance, were averaged. The following are the conversion rates for the above table.

1 EUR = 1.3294 USD
1 JPY = 0.0084 USD

As discussed in the Compensation Discussion and Analysis ("CD&A"), Dr. Gromer retired on December 31, 2007 and will be due a lump sum payment of 3,359,232 EUR (USD $4,940,483 using a December 12, 2007 conversion ratio of 0.67994 EUR to 1 USD), representing 24 months' base salary and target bonus, in satisfaction of the obligations to Dr. Gromer under the March 22, 2006 retention agreement (see "CD&A—Elements of Compensation—Retention Agreement and Consulting Agreement with Dr. Gromer").

(2)
Reflects full year compensation for Mr. Scott, including the portion attributable to his employment with Tyco International. Mr. Scott joined Tyco Electronics on January 1, 2007.

(3)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the SSRP. Mr. Scott's salary reflects full year compensation. The portion attributable to his employment with Tyco International is $93,750.

(4)
Represents dollar amounts paid to Messrs. Curtin and Scott outside of Tyco Electronics' Annual Incentive Plan ("AIP"). Mr. Curtin's bonus represents a retention payment paid pursuant to the terms of an agreement with Tyco International entered into in order to retain Mr. Curtin's services during the transition period and prior to the time at which he was appointed Chief Financial Officer to recognize the critical role he played in the successful operation of the Tyco Electronics business during separation from Tyco International. Mr. Scott's bonus reflected the work he did on behalf of Tyco International on the separation. Both bonuses were paid shortly after July 2, 2007, after the completion of the separation. Amounts paid under the company's AIP are reported in column (g) as "Non-Equity Incentive Plan Compensation."

(5)
Represents the compensation costs of restricted stock units ("RSUs") for financial reporting purposes for the 2007 fiscal year under Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R"), rather than an amount paid to or realized by the named executive officer. See Note 23 (Share Plans) to the notes to consolidated and combined financial statements ("Note 23") set forth in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007 (the "10-K") for the assumptions made in determining SFAS 123R values. For grants that vest through the passage of time, the fair market value of the award at the time of the grant is allocated as an expense over the period of vesting. The fair value of restricted share awards has been determined based on the market value on the grant date. There can be no assurance that the SFAS 123R amounts will ever be realized.

(6)
Represents the compensation costs of stock options for financial reporting purposes for the 2007 fiscal year under SFAS 123R, rather than an amount paid to or realized by the named executive officer. See Note 23 in the 10-K for the assumptions made in determining SFAS 123R values. There can be no assurance that the SFAS 123R amounts will ever be realized.

(7)
Represents amounts earned for fiscal 2007 under the AIP. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of awards into the SSRP. Mr. Scott's bonus reflects full year compensation. The portion attributable to his employment with Tyco International is $211,644.

(8)
Represents the aggregate change in actuarial present value of the accumulated benefits for Dr. Gromer and Mr. Okamoto under their pension plans as described in "CD&A—Elements of Compensation—Retirement and Deferred Compensation Benefits." Within the change in pension value for Dr. Gromer, a minimal amount, $1,105, is related to an annuity contract set up with an insurance company. Messrs. Lynch, Curtin and Scott do not participate in a pension plan.

(9)
See the All Other Compensation table below for amounts which include perquisites and company match on employee contributions to the employee stock purchase plan, the company's 401(k) plan and nonqualified defined contribution plan, and other amounts. The amounts reflected in the table for perquisites are the company's incremental cost. The company also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees.

All Other Compensation

Name	Perquisites ($)		Gross-Up Payments ($)		409A Penalty ($)		Insurance Premiums(g) ($)	ESPP Company Match(h) ($)	Company Contributions to DC Plans(i) ($)	Total All Other Compensation ($)
Thomas J. Lynch	$70,000	(b)	$36,835	(e)	—		$57,809	—	$93,793	$258,437
Terrence R. Curtin	$43,750	(b)	$6,488	(f)	$14,708	(f)	—	—	$38,751	$103,697
Juergen W. Gromer	$54,024	(c)	—		—		—	—	—	$54,024
Robert A. Scott(a)	$46,875	(b)	—		—		—	$1,177	$52,183	$100,235
Minoru Okamoto	$147,541	(d)	—		—		$6,420	—	—	$153,961

(a)
The table above reflects full year compensation for Mr. Scott, including the portion attributable to his employment with Tyco International. Mr. Scott joined Tyco Electronics on January 1, 2007.

(b)
Amounts reflect a cash perquisite allowance under the executive flexible perquisites allowance program which provides executives a cash allowance of 10% and is capped at $70,000 per year for fiscal 2007. Mr. Scott's perquisites reflect full year compensation. The portion attributable to his employment with Tyco International is $9,375.

(c)
Outside of the United States, Tyco Electronics provides a company car to certain senior executives. Dr. Gromer's perquisites include $32,533, which reflects the incremental cost to the company of the lease value of the company car along with any associated taxes or maintenance costs. Dr. Gromer is occasionally provided with a driver, and the cost of the driver, $4,336, is included in the amount shown. The fuel costs attributable to Dr. Gromer's personal use of the company car are estimated to be $3,904. Dr. Gromer also received $13,251 in tax planning assistance.

(d)
Mr. Okamoto's perquisites include $32,719, which reflects the incremental cost to the company of the lease value of a company car along with any associated taxes or maintenance costs. The amounts also include a housing allowance of $112,072, the cost of an annual executive physical exam, $530, and club memberships totaling $2,220, all consistent with Japanese practice.

(e)
Represents the gross-up payment provided by the company on universal life insurance and supplemental disability premium payments.

(f)
Represents payment, including a gross-up payment, provided by the company to cover all Internal Revenue Code Section 409A ("409A") taxes imposed upon the 2006 exercises of stock options determined to have been granted at a discount. In 2007, the company paid the 409A taxes directly to the Internal Revenue Service ("IRS") as part of a compliance program provided for in Announcement 2007-18. Pursuant to IRS guidance, the employer's payment of these taxes and the related gross-up were included in the affected employees' 2007 wages.

(g)
The amount for Mr. Lynch includes the taxable payments on his behalf of a universal life insurance premium of $24,918 and long-term disability insurance and excess disability insurance premiums of $32,891 which includes payments on behalf of him and his spouse of extended care insurance premiums of $20,974. These programs were part of Tyco International and have been discontinued by Tyco Electronics. The amount for Mr. Okamoto reflects the combination of premiums paid for ordinary accident and income indemnity insurance.

(h)
Represents the company matching contribution made under the Tyco International Employee Stock Purchase Plan prior to the separation. Mr. Scott's ESPP match reflects full year compensation. The portion attributable to his employment with Tyco International is $900.

(i)
Reflects contributions made on behalf of the named executive officers under Tyco Electronics' qualified defined contribution plan and accruals on behalf of the named executive officers under the SSRP (also a defined contribution plan), as follows:

Name	Company Matching Contribution (Qualified Plan)	Company Contribution (Non-Qualified Plan)
Mr. Lynch	$10,000	$83,793
Mr. Curtin	$6,000	$32,751
Mr. Scott	$10,264	$41,919

  Mr. Scott's non-qualified plan company contribution reflects full year compensation. The portion attributable to his employment with Tyco International is $36,342.

Grants of Plan-Based Awards in Fiscal 2007

        The following table discloses the actual numbers of stock options and restricted stock awards granted during fiscal 2007 and the grant date fair value of these awards. It also captures potential future payouts under the company's non-equity and equity incentive plans.

					All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(3) (#) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards(4) ($/Sh) (k)		Grant Date Fair Value of Stock and Option Awards(5) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Thomas J. Lynch	10/01/06 11/21/06 07/02/07	475,000	950,000	1,900,000	69,840 56,290	216,269 527,750	$ $	35.03 39.97	4,870,784 9,000,045
Terrence R. Curtin	10/01/06 11/21/06 07/02/07	178,125	356,250	712,500	15,364 11,260	47,579 105,550	$ $	35.03 39.97	1,071,542 1,800,089
Juergen W. Gromer(6)	10/01/06 11/21/06	558,229	1,116,458	2,232,916	48,886	151,388		$35.03	3,409,476
Robert A. Scott	10/01/06 11/21/06 07/02/07	187,500	375,000	750,000	13,967 11,260	43,253 105,550	$ $	35.03 39.97	974,113 1,800,089
Minoru Okamoto(6)	10/01/06 11/21/06 07/02/07	165,912	331,824	663,648	9,601 9,380	29,758 87,950	$ $	35.03 39.97	669,898 1,499,834

(1)
These columns consist of awards under the AIP for fiscal 2007 only. The "Threshold" column represents the minimum amount payable when threshold performance is met. The "Target" column represents the amount payable if the specified performance targets are reached. The "Maximum" column represents the maximum amount payable under the plan. See the Summary Compensation Table for actual amounts earned under the fiscal 2007 AIP.

(2)
This column shows the number of RSUs granted in fiscal 2007 to the named executive officers. The grants made on November 21, 2006 were issued by Tyco International and vest in equal installments on the second, third and fourth anniversary of the grant date. Any dividend equivalents issued as a result of this grant have been included in the number of units reflected above. The grants made on July 2, 2007 were Founders' Grants issued by the company. The RSUs vest 50%/50% on the third and fourth anniversary of the grant date.

(3)
This column shows the number of stock options granted in fiscal 2007 to the named executive officers. Stock options issued by Tyco International on November 21, 2006 and stock options issued by the company on July 2, 2007 have a ten-year term and vest ratably over a four-year period, with 25% becoming vested and exercisable on each anniversary of the grant date.

(4)
This column shows the exercise price for the stock options granted, which was the average of the high and low prices of Tyco International common shares on November 21, 2006, and the closing price of Tyco Electronics common shares on July 2, 2007, the dates the options were granted.

(5)
This column shows the full grant date fair value of RSUs and stock options under SFAS 123R granted to the named executive officers in fiscal 2007. Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the award's vesting schedule. For additional information on the valuation assumptions, see Note 23 in the 10-K. These amounts reflect the company's accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

(6)
In calculating estimated future payouts under non-equity incentive plan award numbers, the foreign currency translation rates were used as described in footnote (1) to the Summary Compensation Table.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table shows the number of Tyco Electronics shares covered by exercisable and unexercisable options and unvested RSUs held by the company's named executive officers on September 28, 2007. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following the table, based on the option or stock award grant date. In addition, a summary of the Tyco International equity award conversion methodology and the outstanding Covidien and Tyco International equity awards held by the company's named executive officers are shown in footnote 4.

Tyco Electronics

	Option Awards							Stock Awards
			Number of Securities Underlying Unexercised Options						Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)
Option Exercise Price ($) (e)
Option Expiration Date (f)
Name (a)	Grant Date		Exercisable (#) (b)	Unexercisable(1) (#) (c)				Grant Date
Thomas J. Lynch	09/27/04 03/10/05 11/22/05 11/21/06 07/02/07		359,007 115,344 40,371 0 0	0 57,671 80,740 216,269 527,750	$ $ $ $ $	34.48 41.38 33.52 35.03 39.97	09/26/14 03/09/15 11/21/15 11/20/16 07/01/17	03/10/05 11/22/05 11/21/06 07/02/07	8,750 41,430 69,840 56,290	$ $ $ $	310,013 1,467,865 2,474,431 1,994,355
Terrence R. Curtin	03/26/01 07/12/01 10/01/01 03/26/04 03/10/05 11/22/05 11/21/06 07/02/07		17,301 17,301 17,301 14,360 14,418 5,767 0 0	0 0 0 0 7,208 11,534 47,579 105,550	$ $ $ $ $ $ $ $	51.75 58.38 51.67 32.13 41.38 33.52 35.03 39.97	03/25/11 07/11/11 09/30/11 03/25/14 03/09/15 11/21/15 11/20/16 07/01/17	03/10/05 11/22/05 11/21/06 07/02/07	1,145 5,917 15,364 11,260	$ $ $ $	40,567 209,639 544,347 398,942
Juergen W. Gromer	04/05/99 10/18/99 01/10/00 04/18/00 10/03/00 10/03/00 10/24/00 10/24/00	(3) (3)	519,047 21,090 43,253 346,031 115,343 230,688 14,329 6,658	0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $	41.80 47.62 42.08 50.43 58.57 58.57 61.32 61.32	04/04/09 10/17/09 01/09/10 04/17/10 10/02/10 11/02/10 10/23/10 11/23/10
	10/01/01 10/01/01 03/10/05 03/10/05 11/22/05 11/22/05 11/21/06 11/21/06	(3) (3) (3) (3)	115,343 230,688 48,060 96,120 15,476 30,951 0 0	0 0 24,029 48,060 30,950 61,900 50,462 100,926	$ $ $ $ $ $ $ $	51.67 51.67 41.38 41.38 33.52 33.52 35.03 35.03	09/30/11 10/30/11 03/09/15 04/09/15 11/21/15 05/21/16 11/20/16 05/20/17	03/10/05 11/22/05 11/21/06	11,250 48,118 48,886	$ $ $	398,588 1,704,821 1,732,031
Robert A. Scott	05/03/04 03/10/05 11/22/05 11/21/06 07/02/07		22,387 4,974 1,932 0 0	0 2,488 3,863 43,253 105,550	$ $ $ $ $	32.25 41.38 33.52 35.03 39.97	05/02/14 03/09/15 11/21/15 11/20/16 07/01/17	03/10/05 11/22/05 01/30/06 11/21/06 07/02/07	1,375 3,101 1,000 13,967 11,260	$ $ $ $	48,716 109,868 35,430 494,851 398,942

Minoru Okamoto	04/05/99 10/18/99 01/10/00 10/03/00 07/12/01 10/01/01 02/05/02 03/26/04 03/10/05 11/22/05 11/21/06 07/02/07	25,952 25,952 6,488 31,142 31,142 34,603 34,603 35,814 23,876 6,056 0 0	0 0 0 0 0 0 0 0 11,938 12,110 29,758 87,950	$ $ $ $ $ $ $ $ $ $ $ $	41.80 47.62 42.08 58.57 58.38 51.67 27.55 32.13 41.38 33.52 35.03 39.97	04/04/09 10/17/09 01/09/10 10/02/10 07/11/11 09/30/11 02/04/12 03/25/14 03/09/15 11/21/15 11/20/16 07/01/17	03/10/05 11/22/05 11/21/06 07/02/07	1,895 6,278 9,601 9,380	$ $ $ $	67,140 222,430 340,163 332,333

(1)
Option and stock vesting schedule:

Grant Date	Option Vesting Schedule	Restricted Stock Awards Vesting Schedule
03/10/05	1/3 vesting each year starting on 1st anniversary	100% after three years from grant date
11/22/05	1/3 vesting each year starting on 1st anniversary	100% after three years from grant date
01/30/06	n/a	100% after three years from grant date
11/21/06	1/4 vesting each year starting on 1st anniversary	1/3 vesting each year starting on 2nd anniversary
07/02/07	1/4 vesting each year starting on 1st anniversary	1/2 vesting each year starting on 3rd anniversary
(2)
Value represents the market value of Tyco Electronics common shares (based on the closing price of $35.43 per share on September 28, 2007); the market value of Tyco International common shares (based on the closing price of $44.34 per share on September 28, 2007); and the market value of Covidien common shares (based on the closing price of $41.50 per share on September 28, 2007).

(3)
Represents the portion (two-thirds) of Dr. Gromer's total option grants that are made with respect to his Swiss employment services. The expiration dates of these options vary to comply with Swiss tax law.

(4)
The following table shows the methodology adopted by Tyco International for converting pre-separation Tyco International equity awards into post-separation equity awards payable in shares of Tyco Electronics, Covidien and/or Tyco International. Following the summary are tables that show each named executive officer's outstanding Covidien and Tyco International equity awards at 2007 fiscal year-end.

Summary of Tyco International Equity Award Conversion Methodology:

Type of Equity Award	Pre-Separation Tyco International Corporate Employees transferred to Tyco Electronics		Tyco Electronics Employees Other than Pre-Separation Tyco International Corporate Employees
Stock options granted prior to September 29, 2006	For every one Tyco International pre- separation option, option holders received:		For every one Tyco International pre-separation option, option holders received approximately 0.87 new Tyco Electronics
	•	Approximately 0.25 new Tyco International options;	options. Exercise prices were increased by a factor of approximately 1.16 to maintain
	•	Approximately 0.25 Covidien options; and	the intrinsic value of the pre- separation options. The original vesting schedules did not

	•	Approximately 0.25 Tyco Electronics options	change.

Exercise prices were adjusted to
maintain the aggregate intrinsic value
(meaning the spread between the
market value of the Tyco Electronics
shares and the option exercise price)
of the pre-separation options. The
original vesting schedules for the Tyco
International options did not change.
Stock options granted after September 29, 2006

For every one Tyco International pre-
separation option, option holders
received approximately 0.87 new Tyco
Electronics options. Exercise prices
were increased by a factor of
approximately 1.16 to maintain the
intrinsic value (meaning the spread
between the market value of the Tyco
Electronics shares and the option
exercise price) of the pre-separation
options. The original vesting
	schedules did not change.		Same treatment as for Tyco International corporate employees who transferred to Tyco Electronics.
Restricted stock and RSUs granted prior to September 29, 2006	Converted into the same type of awards in post-separation Tyco International, Covidien and Tyco Electronics. For every one restricted share or RSU, award holders received:		Same treatment as for Tyco International corporate employees who transferred to Tyco Electronics.
	•	0.25 shares or units in Tyco International;
	•	0.25 shares or units in Covidien; and
	•	0.25 shares or units in Tyco Electronics.
One-half of the Covidien and Tyco International shares or RSUs vested on July 2, 2007, and the second half will vest on the earlier of the original vesting date or January 2, 2008.

The original vesting schedules of the Tyco Electronics shares or RSUs did not change.
RSUs granted after September 29, 2006	For every one pre-separation RSU award, unit holders received approximately 0.87 new Tyco Electronics RSUs. The original vesting schedules did not change.	Same treatment as for Tyco International corporate employees who transferred to Tyco Electronics.
Performance shares granted prior to September 29, 2006	Converted into time-based RSUs in post-separation Tyco International, Covidien and Tyco Electronics. For every one pre-separation performance share, award holders received:	Converted into time-based RSUs in post-separation Tyco Electronics. For every one pre- separation performance share, award holders received approximately 0.87 new
	• Approximately 0.25 new Tyco International RSUs;	Tyco Electronics RSUs. The original vesting date of September 30, 2008, did not
	• Approximately 0.25 Covidien RSUs; and	change.
• Approximately 0.25 Tyco Electronics RSUs.
All awards vest on September 30, 2008, which is the original vesting date of the original award.

Covidien

	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options						Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)
Option Exercise Price ($) (e)
Option Expiration Date (f)
Name (a)	Grant Date	Exercisable (#) (b)	Unexercisable(1) (#) (c)				Grant Date
Thomas J. Lynch							3/10/05 11/22/05	4,375 4,625	$ $	181,563 191,938
Terrence R. Curtin							3/10/05 11/22/05	572 675	$ $	23,738 28,013
Juergen W. Gromer							03/10/05 11/22/05	5,625 5,374	$ $	233,438 223,021
Robert A. Scott	05/03/04 03/10/05 11/22/05	22,387 4,974 1,932	0 2,488 3,863	$ $ $	35.59 45.66 36.99	05/02/14 03/09/15 11/21/15	03/10/05 11/22/05 01/30/06	687 2,326 500	$ $ $	28,511 96,529 20,750
Minoru Okamoto							03/10/05 11/22/05	947 700	$ $	39,301 29,050

See footnotes (1) and (2) above.

Tyco International

	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options						Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)
Option Exercise Price ($) (e)
Option Expiration Date (f)
Name (a)	Grant Date	Exercisable (#) (b)	Unexercisable(1) (#) (c)				Grant Date
Thomas J. Lynch							03/10/05 11/22/05	4,375 4,625	$ $	193,988 205,073
Terrence R. Curtin							03/10/05 11/22/05	572 675	$ $	25,362 29,930
Juergen W. Gromer							03/10/05 11/22/05	5,625 5,374	$ $	249,413 238,283
Robert A. Scott	05/03/04 03/10/05 11/22/05	22,387 4,974 1,932	0 2,488 3,863	$ $ $	44.32 56.87 46.07	05/02/14 03/09/15 11/21/15	03/10/05 11/22/05 01/30/06	687 2,326 500	$ $ $	30,462 103,135 22,170
Minoru Okamoto							03/10/05 11/22/05	947 700	$ $	41,990 31,038

See footnotes (1) and (2) above.

Option Exercises and Stock Vested in Fiscal 2007

        The following table sets forth certain information regarding Tyco Electronics options and stock awards exercised and vested, respectively, during fiscal 2007 for the named executive officers. Footnote 4 sets forth information regarding Covidien and Tyco International options and stock awards exercised and vested, respectively, during fiscal 2007 for the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise(1) (#) (b)	Value Realized on Exercise(2) ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(3) ($) (e)
Thomas J. Lynch	—	—	30,000	$1,054,350
Terrence R. Curtin	—	—	—	—
Juergen W. Gromer	—	—	—	—
Robert A. Scott	—	—	—	—
Minoru Okamoto	—	—	—	—

(1)
With respect to the stock options that were exercised or stock awards that vested prior to the June 29, 2007 separation, the number of shares acquired on exercise/vesting listed above have been adjusted to reflect the conversion of Tyco International equity as a result of the separation.

(2)
We computed the aggregate dollar amount realized upon exercise by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(3)
We computed the aggregate dollar amount realized upon vesting by multiplying the number of units vested by the market value of the underlying shares on the vesting date.

(4)
The following tables set forth certain information regarding Covidien and Tyco International options and stock awards exercised and vested, respectively, during fiscal 2007 for the named executive officers.

Covidien Stock Vested in Fiscal 2007

	Covidien Stock Awards
Name (a)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(3) ($) (e)
Thomas J. Lynch	39,000	$1,647,720
Terrence R. Curtin	1,248	$53,670
Juergen W. Gromer	11,000	$473,055
Robert A. Scott	1,963	$84,419
Minoru Okamoto	1,648	$70,872

See footnotes (1) and (3) above.

Tyco International Options Exercised and Stock Vested in Fiscal 2007

	Tyco International Option Awards		Tyco International Stock Awards
Name (a)	Number of Shares Acquired on Exercise(1) (#) (b)	Value Realized on Exercise(2) ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(3) ($) (e)
Thomas J. Lynch	—	—	39,000	$1,932,555
Terrence R. Curtin	20,983	$366,104	2,855	$265,701
Juergen W. Gromer	298,996	$2,886,233	26,000	$2,492,170
Robert A. Scott	—	—	7,963	$892,380
Minoru Okamoto	45,365	$628,328	6,296	$526,558

See footnotes (1), (2) and (3) above.

Pension Benefits for Fiscal 2007

        The following table provides details regarding the present value of accumulated benefits under the plans described in "CD&A—Elements of Compensation—Retirement and Deferred Compensation Benefits" for the named executive officers in fiscal 2007.

Name(1) (a)	Plan Name (b)	Number of Years Credited Service(2) (#) (c)	Present Value of Accumulated Benefit(3) ($) (d)		Payments During Last Fiscal Year ($) (e)
Juergen W. Gromer	Tyco Electronics—AMP Germany (Pension Plan)	30.0	$14,485,625	(4)	—
Minoru Okamoto	AMP Japan Plan for Directors	18.75	$1,657,614		—

(1)
Messrs. Lynch, Curtin and Scott do not participate in any pension plan sponsored by Tyco Electronics.

(2)
Credited service for Dr. Gromer takes into account all years of service with Tyco Electronics and its predecessors and an additional five years of service credited with a prior employer, as agreed when he joined Tyco Electronics in 1983. In calculating Mr. Okamoto's pension benefit, all years of service were taken into account since his latest date of re-employment in 1988. However, Mr. Okamoto has been paid a lump sum settlement of the pension accrued prior to becoming a director of the Japanese subsidiary on August 31, 2007. The value of that lump sum settlement is offset against the pension accrued during his service as a director, and the amount shown in the table reflects the pension benefit with the offset.

(3)
The present value of accumulated benefit amounts have been measured as of September 28, 2007, and are based on a number of assumptions, including:

  •
  A discount rate of 5.50% was used for Dr. Gromer and 2.25% was used for Mr. Okamoto;

  •
  Mortality rates based on standard actuarial tables; and

  •
  No retirements prior to normal retirement age or withdrawals for disability or otherwise prior to retirement.

  With respect to Dr. Gromer, the dollar amount shown has been converted from EUR using a conversion ratio of 1.415 USD to 1 EUR; and with respect to Mr. Okamoto, the dollar amount shown has been converted from JPY using a conversion rate of 0.009 USD to 1 JPY.

(4)
The present value of accumulated benefit for Dr. Gromer assumes that he will receive his retirement benefits in the form of a straight life annuity. He is required to pay medical and long-term care insurance, as well as taxes from the benefit provided under the pension benefits plan. Additionally, $68,124 of the present value of accumulated benefit for Dr. Gromer is payable by an insurance company.

Nonqualified Deferred Compensation for Fiscal 2007

        The following table discloses contributions, earnings and balances to each of the named executive officers in the table under the SSRP (Supplemental Savings and Retirement Plan) that provides for compensation deferral on a non-tax-qualified basis. See "CD&A—Elements of Compensation—Retirement and Deferred Compensation Benefits" for information regarding the plan. Pursuant to the SSRP, executive officers may defer up to 50% of their base salary and 100% of their annual bonus. We provide matching contributions based on the executive's deferred base salary and bonus the executive earns in excess of the Internal Revenue Code Section 401(a)(17) limit ($225,000 in 2007) as follows: $5 for every $1 the executive officer contributes up to the first 1% of the executive officer's eligible pay or, if the executive officer is credited with more than ten years of service, $6 for every $1 the executive officer contributes up to the first 2% of the executive officer's eligible pay. The SSRP is offered only in the U.S., so that Dr. Gromer and Mr. Okamoto do not participate in the SSRP, nor did they have any deferred compensation for fiscal 2007.

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY(2) ($) (c)	Aggregate Earnings in Last FY(3) ($) (d)	Aggregate Withdrawals/ Distributions(4) ($) (e)	Aggregate Balance at Last FYE ($) (f)
Thomas J. Lynch	$236,000	$83,793	$131,370	—	$1,190,194
Terrence R. Curtin	$49,501	$32,751	$46,298	$30,045	$313,299
Robert A. Scott(5)	$116,010	$41,919	$23,543	—	$237,915

(1)
The amounts shown in column (b) represent deferrals of cash and bonuses by the named executive officers under the SSRP, the amounts of which are included in the Summary Compensation Table in the Salary or Non-Equity Incentive Plan Compensation column, as applicable. The portion attributable to Mr. Scott's employment with Tyco International is $75,625.

(2)
The amounts shown in column (c) represent matching contributions by the company, the amounts of which are included in the Summary Compensation Table in the All Other Compensation column. The portion attributable to Mr. Scott's employment with Tyco International is $36,342.

(3)
No portion of these earnings shown in column (d) were included in the Summary Compensation Table because the SSRP does not provide for "above-market" or preferential earnings as defined in applicable Securities and Exchange Commission rules. The portion attributable to Mr. Scott's employment with Tyco International is $10,715.

(4)
The distribution shown for Mr. Curtin is from a legacy non-qualified deferred compensation plan and was made pursuant to a distribution election filed by Mr. Curtin at the time that the compensation was deferred.

(5)
The amounts in the table for Mr. Scott reflect full year compensation.

Termination and Change in Control Payments

        The table below outlines the potential payments to our Chief Executive Officer and other named executive officers upon the occurrence of certain termination triggering events. For the purpose of the table, below are definitions generally applicable for the various types of terminations under the Tyco Electronics Severance Plan for U.S. Officers and Executives (referred to in this proxy statement as the "Severance Plan") and/or the Tyco Electronics Change in Control Severance Plan for Certain U.S. Officers and Executives (referred to in this proxy statement as the "CIC Plan"). See "CD&A—Elements of Compensation—Change in Control and Termination Payments" for information regarding the terms of the plans.

  •
  "Voluntary Resignation" means any retirement or termination of employment that is not initiated by the company or any subsidiary other than a Good Reason Resignation (defined below).

  •
  "Good Reason Resignation" means any retirement or termination of employment by a participant that is not initiated by the company or any subsidiary and that is caused by any one or more of the following events which occurs during the period beginning 60 days prior to the date of a Change in Control (defined below) and ending two years after the date of such Change in Control:

          (1)   without the participant's written consent, the company (a) assigns or causes to be assigned to the participant any duties inconsistent in any material respect with his or her position as in effect immediately prior to the Change in Control, (b) makes or causes to be made any material adverse change in the participant's position (including titles and reporting relationships and level), authority, duties or responsibilities, or (c) takes or causes to be taken any other action which, in the reasonable judgment of the participant, would cause him or her to violate his or her ethical or professional obligations (after written notice of such judgment has been provided by the participant to the Management Development and Compensation Committee and the company has been given a 15-day period within which to cure such action), or which results in a significant diminution in such position, authority, duties or responsibilities;

          (2)   without the participant's written consent, the participant's being required to relocate to a principal place of employment more than 60 miles from his or her existing principal place of employment;

          (3)   without the participant's written consent, the company (a) reduces the participant's base salary or annual bonus, or (b) reduces the participant's retirement, welfare, stock incentive, perquisite and other benefits, taken as a whole; or

          (4)   the company fails to obtain a satisfactory agreement from any successor to assume and agree to perform the company's obligations to the participant under the CIC Plan.

  •
  "Involuntary Termination" means a termination of the participant initiated by the company or a subsidiary for any reason other than Cause (defined below), Permanent Disability (defined below) or death, subject to the conditions specified in the applicable plan.

  •
  "Cause" means any misconduct identified as a ground for termination in company policy or other written policies or procedures, including among other things, misconduct, dishonesty, criminal activity, or egregious conduct that has or could have a serious and detrimental impact on the company and its employees.

  •
  "Permanent Disability" means that a participant has a permanent and total incapacity from engaging in any employment for the employer for physical or mental reasons. A "Permanent Disability" will be deemed to exist if the participant meets the requirements for disability benefits under the employer's long-term disability plan or under the requirements for disability benefits under the U.S. social security laws (or similar laws outside the United States, if the participant is employed in that jurisdiction) then in effect, or if the participant is designated with an inactive employment status at the end of a disability or medical leave.

  •
  "Change in Control" means any of the following events:

          (1)   any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act), excluding for this purpose, (i) the company or any subsidiary company (wherever incorporated) of the company as defined by Section 86 of the Companies Act 1981 of Bermuda, or (ii) any employee benefit plan of the company or any such subsidiary company (or any person or entity organized, appointed or established by the company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the company), is or becomes the

  "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) directly or indirectly of securities of the company representing more than 30 percent of the combined voting power of the company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the company;

          (2)   persons who, as of July 1, 2007 (the "effective date"), constitute the Board (the "Incumbent Directors") cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a director of the company subsequent to the effective date shall be considered an Incumbent Director if such person's election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

          (3)   consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the company or all or substantially all of the company's assets either directly or through one or more subsidiary companies (wherever incorporated) of the company as defined by Section 86 of the Companies Act 1981 of Bermuda) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the company; or

          (4)   approval by the stockholders of the company of a complete liquidation or dissolution of the Company.

  •
  "Change in Control Termination" means a participant's Involuntary Termination or Good Reason Resignation that occurs during the period beginning 60 days prior to the date of a Change in Control and ending two years after the date of such Change in Control.

        No named executive officer is entitled to a payment in connection with an Involuntary Termination for Cause. Only Dr. Gromer and Mr. Okamoto are entitled to a payment in connection with a voluntary termination for retirement.

Executive Benefits and Payments Upon Termination	Total and Permanent Disability, Death or Retirement(8)	Involuntary Termination— Not For Cause	Involuntary Termination— Change in Control
Thomas J. Lynch
Compensation
Severance(1)		$3,800,000	$5,700,000
Short-Term Incentive(2)		$950,000	$950,000
Long-Term Incentives
• Stock Options (Unvested and Accelerated or Continued Vesting)(3)	$241,409		$241,409
• Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(3)	$7,019,223		$7,019,223
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)		$20,000	$30,000
Outplacement(6)			$20,000
Terrence R. Curtin
Compensation
Severance(1)		$1,246,875	$1,662,500
Short-Term Incentive(2)		$356,250	$356,250
Long-Term Incentives
• Stock Options (Unvested and Accelerated or Continued Vesting)(3)	$41,232		$41,232
• Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(3)	$1,300,537		$1,300,537
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)		$15,000	$20,000
Outplacement(6)			$8,500
Juergen W. Gromer
Compensation
Severance(1)
Short-Term Incentive
Long-Term Incentives
• Stock Options (Unvested and Accelerated or Continued Vesting)(3)	$238,271
• Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(3)	$4,558,935
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)
Outplacement(6)

Robert A. Scott
Compensation
Severance(1)		$1,312,500	$1,750,000
Short-Term Incentive(2)		$375,000	$375,000
Long-Term Incentives
• Stock Options (Unvested and Accelerated or Continued Vesting)(3)	$42,275		$42,275
• Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(3)	$1,389,363		$1,389,363
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)		$15,000	$20,000
Outplacement(6)			$8,500
Minoru Okamoto
Compensation
Severance(1)		$149,098	$149,098
Short-Term Incentive
Long-Term Incentives
• Stock Options (Unvested and Accelerated or Continued Vesting)(3)	$35,125		$35,125
• Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(3)	$1,103,445		$1,103,445
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)
Outplacement(6)
Pension Value(7)		$209,450	$209,450

(1)
Severance is calculated as follows under Involuntary Termination—Not for Cause for U.S.-based executives: Mr. Lynch—two times base salary plus two times bonus, Messrs. Curtin and Scott—one and one-half times base salary plus one and one-half times bonus; and as follows under Involuntary Termination—Change in Control for U.S.-based executives: Mr. Lynch—three times base salary plus three times bonus, Messrs. Curtin and Scott—two times base salary plus two times bonus. If the "parachute payment" (severance plus value of accelerated equity) is greater than three times the average W-2 reported compensation for the preceding five years, then an "excise tax" is imposed on the portion of the parachute payment that exceeds the average W-2 reported compensation for the preceding years. In this case, the participant will receive the greater of (i) payment of the full benefits provided under the CIC Plan and imposition of all taxes, including any applicable excise taxes under Internal Revenue Code Section 280G, or (ii) payment of the benefits capped at the Section 280G limit with no excise tax imposed. Under the CIC Plan, benefits payable thereunder will not be grossed up for the imposition of Internal Revenue Code Section 280G or any other taxes. Dr. Gromer retired on December 31, 2007, and is no longer eligible for termination payments. Mr. Okamoto is not covered by the Severance Plan or CIC Plan; the termination benefits payable are based on local requirements. Based on our understanding of Japanese law, Mr. Okamoto would be entitled to receive his normal compensation (base salary and allowance) for the remaining term of his directorship. On September 28, 2007, Mr. Okamoto had three months remaining in his then-current directorship.

(2)
Assumes the effective date of termination is September 28, 2007 and that the pro rata payment under the 2007 AIP is equal to 12/12ths of the target award.

(3)
Assumes the effective date of termination is September 28, 2007 and the price per Tyco Electronics common share on the date of termination equals $35.43; for Covidien equals $41.50 per share; and for Tyco International equals $44.34 per share. Under Involuntary Termination—Change in Control, all outstanding stock options that are vested and exercisable as of the termination date, as well as the options that vest as a result of the acceleration, will be exercisable for the greater of the period specified in the option agreement or twelve months from the termination date. In no event, however, will an option be exercisable beyond its original expiration date. Amounts disclosed for stock options only reflect options that are in-the-money as of September 28, 2007.

(4)
Payments associated with benefits and perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed.

(5)
Health and welfare benefits continuation is calculated as follows under Involuntary Termination—Not for Cause: Mr. Lynch—24 months, Messrs. Curtin and Scott—18 months; and as follows under Involuntary Termination—Change in Control: Mr. Lynch—36 months, Messrs. Curtin and Scott—24 months. Annual amount is an approximation. In the event that provision of any of the benefits would adversely affect the tax status of the applicable plan or benefits, the company, in its sole discretion, may elect to pay to the participant cash in lieu of such coverage in an amount equal to the company's premium or average cost of providing such coverage.

(6)
Outplacement is calculated as the cost of services for the participant for a period of twelve months from the participant's termination date under Involuntary Termination—Change in Control. The company offers six month coverage totaling $20,000 for the Chief Executive Officer and provides $8,500 for senior executives. The company has the right and sole discretion to pay outplacement services under Involuntary Termination—Not for Cause, but is not required to provide such benefits.

(7)
Mr. Okamoto has termination provisions within his pension plan. In the event of an involuntary termination or change in control (termination before attainment of age 60), he will receive an enhanced pension benefit. The amount shown in the table is the value of the enhancement. Each year the value of this enhancement is decreasing because every year he is closer to his attainment of age 60.

(8)
Except with respect to Dr. Gromer as described below, assumes that all performance based units that were converted to time based awards at separation will have fully vested prior to any officer's retirement and that as a result no awards will be forfeited. Dr. Gromer retired on December 31, 2007; as a result, the premiums on performance based units that were converted to time based awards at separation were forfeited since they were not vested prior to his retirement. Dr. Gromer was not eligible for severance or change in control severance upon his retirement. As discussed in the CD&A, Dr. Gromer had a retention agreement that provided him with a lump sum payment. See "CD&A—Elements of Compensation—Retention Agreement and Consulting Agreement with Dr. Gromer" for details regarding this agreement and resulting payments.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Compensation of each director who is not a salaried employee of Tyco Electronics is set at $200,000 per annum, payable $80,000 in cash and $120,000 in Tyco Electronics deferred stock units ("DSUs"). The chair of the Audit Committee receives an additional $25,000 cash retainer and the chairs of the Management Development and Compensation Committee and Nominating, Governance and Compliance Committee receive an additional $15,000 cash retainer. The chairman of the Board receives an additional $100,000 cash retainer. Directors who are employees of Tyco Electronics or its subsidiaries do not receive any compensation for their services as directors.

        Each DSU will vest immediately upon grant, and will be paid in common shares within 30 days following a non-employee director's termination (subject to the option of deferring the payout as described below). Dividend equivalents or additional DSUs are credited to a non-employee director's DSU account when dividends are paid on our common shares.

        On July 2, 2007, each non-employee director received a Founders' Grant award of 4,800 DSUs, equal to approximately $192,000. The Founders' Grant award was set at the same level (1.6 times the normal annual DSU value of $120,000) as the average Founders' Grant value for the executive officer group. Mr. Poses received an additional Founders' Grant award of 1,250 DSUs in light of his services as chairman of the Board.

        Upon his retirement from the company on December 31, 2007, Dr. Gromer became a non-employee director. As a result, on January 15, 2008, the Board awarded to Dr. Gromer a Founders' Grant of 4,800 DSUs. Additionally, as described in the "CD&A—Elements of Compensation—Retention Agreement and Consulting Agreement with Dr. Gromer," on January 15, 2008, the company and Dr. Gromer entered into a consulting agreement whereby the company will pay Dr. Gromer a monthly consulting fee equal to 11,340 EUR (USD $16,667).

        Under the Tyco Electronics Director Deferred Compensation Plan, each non-employee director may make an election to defer some or all of his or her cash remuneration for that year. Non-employee directors also may elect to defer payout of their DSUs to a date later than termination. Each non-employee director may elect to receive a distribution of the amounts credited to his or her deferred compensation account either in a lump sum cash payment or in installments not to exceed ten years with payment made (or commencing) at termination of service or at a fixed date selected by the non-employee director. No non-employee director elected to defer his or her compensation for the fourth quarter of fiscal 2007.

        Tyco Electronics reimburses its board members for expenses incurred in attending board and committee meetings or performing other services for the company in their capacities as directors. Such expenses include food, lodging and transportation.

        The following table discloses the cash and equity awards paid to each of the company's non-management directors during the fiscal year ended September 28, 2007.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Total ($) (h)
Pierre R. Brondeau	$20,000	$191,856		$211,856
Ram Charan	$20,000	$191,856		$211,856
Robert M. Hernandez	$20,000	$191,856		$211,856
Daniel J. Phelan	$20,000	$191,856		$211,856
Frederic M. Poses	$48,750	$235,031		$283,781
Lawrence S. Smith	$20,000	$191,856		$211,856
Paula A. Sneed	$20,000	$191,856		$211,856
David P. Steiner	$23,750	$191,856		$215,606
Sandra S. Wijnberg	$26,250	$191,856	$0	$218,106

(1)
The amounts shown in column (b) represent the amount of cash compensation earned in fiscal 2007 for board and committee services. As a result of the separation occurring at the end of the third quarter, cash payments above represent the fourth quarter fees paid to each named Tyco Electronics board member. Mr. Poses receives additional fees for his work as the board chair and as the chair of the Management Development and Compensation Committee. Mr. Steiner and Ms. Wijnberg each receive additional fees for their roles as chair of the Nominating, Governance and Compliance Committee and the Audit Committee, respectively.

(2)
On July 2, 2007, each director received a grant of 4,800 DSUs. The grant date fair value of these DSUs is $39.97 per share, calculated by using the closing price of the common shares on the date of grant. Mr. Poses received an additional grant of 1,250 DSUs on September 26, 2007 in light of his services as chairman of the Board. The grant date fair value of these DSUs is $34.54 per share, calculated by using the closing price of the common shares on the date of grant. The DSUs vested immediately and the non-employee directors receive dividend equivalents in connection with these awards. The amounts shown in column (c) represent the compensation costs of DSUs for financial reporting purposes for the 2007 fiscal year under SFAS 123R, rather than an amount paid to or realized by the non-employee director. See Note 23 in the 10-K for the assumptions made in determining SFAS 123R values. The fair value of DSUs has been determined based on the market value on the grant date. There can be no assurance that the SFAS 123R amounts will ever be realized. Since the awards listed in the table above were granted, the aggregate number of stock awards outstanding at September 28, 2007 for the directors listed above is the same as shown in the table.

(3)
Ms. Wijnberg, who also is a director on the Tyco International board, had been granted Tyco International stock options as a Tyco International director. As a result of the separation, Ms. Wijnberg, like every other Tyco International director, received Tyco Electronics stock options in the separation equity conversion process. Ms. Wijnberg was granted 4,974 options on March 6, 2003 (on an as-converted basis). All the options are exercisable and have been fully expensed.

Charitable Contributions

        Our board governance principles require that the Board approve all charitable donations by Tyco Electronics to organizations associated with a director. The amount of any such donation is limited to an amount that is less than one percent of that organization's annual charitable receipts and is less than one percent of Tyco Electronics' annual charitable contributions. Any matching donation by Tyco Electronics to organizations associated with a director is limited to an amount that is no greater than the amount contributed by the director and is required to be made in a manner consistent with Tyco Electronics' employee matching gift program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Subsequent to our separation from Tyco International on June 29, 2007, we reviewed all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under Securities and Exchange Commission rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in the company's proxy statement. In addition, the Nominating, Governance and Compliance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. As set forth in the company's related person transaction policy, in the course of its review and approval or ratification of a disclosable related person transaction, the committee considers whether the transaction is fair and reasonable to the company and will take into account, among other factors it deems appropriate:

  •
  whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

  •
  the extent of the related person's interest in the transaction and the materiality of the transaction to the company;

  •
  the related person's relationship to the company;

  •
  the material facts of the transaction, including the proposed aggregate value of the transaction;

  •
  the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the company for attaining the purposes of the transaction;

  •
  whether the transaction is in the ordinary course of the company's business and was proposed and considered in the ordinary course of business; and

  •
  the effect of the transaction on the company's business and operations, including on the company's internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

        Any member of the committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the committee considers the transaction.

Related Party Transactions

        Pierre Brondeau, a director, is the Executive Vice President of electronics materials and specialty materials of Rohm & Haas Company, a manufacturer of specialty materials, from which Tyco Electronics made $4.5 million in purchases during fiscal 2007. Frederic Poses, a director, is the Chairman and Chief Executive Officer of Trane Inc. (formerly American Standard Companies Inc.), a manufacturer and provider of air conditioning systems and services and vehicle control systems, with which Tyco Electronics made $1.2 million in purchases and $8.8 million in sales during fiscal 2007. Lawrence Smith, a director, was Co-Chief Financial Officer of Comcast Corporation, a broadband cable provider, to which Tyco Electronics made $0.4 million in sales during fiscal 2007. David Steiner, a director, is Chief Executive Officer and a director of Waste Management, Inc., a provider of integrated waste management services, from which Tyco Electronics made $0.4 million in purchases during fiscal 2007. The foregoing directors could be deemed to have indirect interests in the transactions based on their current or former executive positions with the companies with which Tyco Electronics transacted business in fiscal 2007, but such transactions were arms-length commercial dealings between the companies, none of which are material individually or in the aggregate. The Committee has reviewed and approved or ratified these transactions.

Agreements with Tyco International and Covidien

        Prior to the separation on June 29, 2007, we and Covidien were wholly owned subsidiaries of Tyco International. In connection with the separation, we entered into a number of agreements with Tyco International and Covidien, which are described below. Effective upon the completion of the separation, Tyco International and Covidien ceased to be related parties to us.

        On June 29, 2007, we entered into a Separation and Distribution Agreement with Tyco International and Covidien to provide a framework for our relationship with Tyco International. These agreements govern the relationships among us, Tyco International and Covidien and provide for the allocation among us, Tyco International and Covidien of Tyco International's assets, liabilities and obligations attributable to periods prior to the respective separations from Tyco International. In addition to the Separation and Distribution Agreement, the parties also entered into a Tax Sharing Agreement on June 29, 2007.

        Information regarding financial transactions among Tyco International, Covidien and us are disclosed as applicable in our Annual Report on Form 10-K for the fiscal year ended September 28, 2007, including the financial statements therein, filed with the Securities and Exchange Commission on December 14, 2007. The Separation and Distribution Agreement and the Tax Sharing Agreement were filed as Exhibit 2.1 and Exhibit 10.1, respectively, to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2007.

  Separation and Distribution Agreement

        The Separation and Distribution Agreement sets forth our agreements with Tyco International and Covidien regarding the principal transactions necessary to separate us from Tyco International. It also sets forth other agreements that govern certain aspects of our relationship with Tyco International and Covidien after the separation.

        The Separation and Distribution Agreement identifies assets transferred, liabilities assumed and contracts assigned to each of us, Covidien and Tyco International as part of the separation of Tyco International into three companies, and describes when and how these transfers, assumptions and assignments would occur, many of which transfers, assumptions and assignments occurred prior to the parties' entering into the Separation and Distribution Agreement. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

  •
  All of the assets and liabilities primarily related to our business—the business and operations of Tyco International's electronics segment—were retained by or transferred to us.

  •
  All of the assets and liabilities primarily related to Covidien's business—the business and operations of Tyco International's healthcare segment—were retained by or transferred to Covidien.

  •
  All of the assets and liabilities primarily related to the business and operations of Tyco International's fire, security and engineered products and services segments were retained by or transferred to Tyco International.

  •
  Liabilities related to, arising out of or resulting from each previously terminated or divested business of Tyco International that were not sufficiently associated with the current business of any of the parties were allocated to specific parties. Liabilities related to, arising out of or resulting from the Plastics, Adhesives and Ludlow Coated Products business, as well as the A&E business, which were previously divested by Tyco International, were allocated to Covidien.

  •
  Each party assumed or retained any liabilities relating to its employees in respect of the period prior to, on or following June 29, 2007, the effective time of the Separation and Distribution Agreement.

  •
  Each party or one of its subsidiaries assumed or retained any liabilities relating to any of its or its subsidiaries' or controlled affiliates' indebtedness, regardless of the issuer of such indebtedness, exclusively relating to its business or secured exclusively by its assets.

  •
  We assumed 31%, Covidien assumed 42% and Tyco International assumed 27% of certain contingent and other corporate liabilities of Tyco International, which include securities litigation, certain legacy tax contingencies and any actions with respect to the separation plan or the distributions made or brought by any third party. Any amounts relating to these contingent and other corporate liabilities paid to Tyco International after the spin-offs that are subject to the allocation provisions of the Separation and Distribution Agreement are shared among us, Covidien and Tyco International pursuant to the same allocation ratio. Under the Separation and Distribution Agreement, we, Tyco International and Covidien are jointly and severally liable for amounts relating to the class action settlement of certain purported securities class action lawsuits.

  •
  Subject to certain limitations, Tyco International is responsible for finalizing the class action settlement agreement entered into on May 14, 2007 and applying to the court for approval of the settlement agreement and has the right to control the defense and settlement of any other litigation related to the shared contingent and other corporate liabilities referred to above. All costs and expenses that Tyco International incurs in connection with the defense of such litigation, other than the amount of any judgment or settlement, which will be allocated in the manner described above, will be borne equally by Tyco International, Covidien and us.

  •
  Tyco International retained control of and bears all costs of currently pending litigation between it and members of its former senior management. In order to align the management of contingent liabilities and contingent assets relating to members of its former senior management, any amounts paid to Tyco International after the separation as a result of this litigation, and any liability arising from pending counterclaims brought by its former senior management, was retained by Tyco International and was not allocated to either us or Covidien. The proceeds of such litigation, net of attorneys' fees, will be shared with the certified class in accordance with the 50% sharing provision of the class action settlement.

  •
  We are entitled to 31% and Covidien is entitled to 42% of certain contingent corporate assets of Tyco International, which are not primarily related to any of our business, the business of Covidien or Tyco International's fire, security and engineered products and services businesses and which were not specifically assigned to us, Tyco International or Covidien, although we expect any such contingent assets to consist only of currently unknown assets and not to be material.

  •
  Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, other than the costs and expenses relating to the issuance of debt or debt-related securities by any party or its subsidiaries (the costs and expenses of which are the responsibility of such party), the corporate costs and expenses incurred after the distribution date relating to the separation are borne by the party incurring such expenses.

        The majority of Tyco International's assets and liabilities directly related to individual businesses and were assigned or allocated accordingly. Certain litigation and tax contingencies were considered to be obligations of all of Tyco International's businesses, best managed centrally, and appropriately shared among us, Tyco International and Covidien through pre-determined, fixed percentages. The primary consideration for determining those fixed percentages was each entity's ability to pay, in order to reduce the probability that any settlement of contingencies would disproportionately impact an individual company's financial condition.

        Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets have been transferred on an "as is," "where is" basis and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals are not obtained and that any requirements of laws or judgments are not complied with.

        Certain of the liabilities and obligations assumed by one party or for which one party has an indemnification obligation under the Separation and Distribution Agreement and the other agreements relating to the separation are the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation and Distribution Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

        To the extent that any transfers contemplated by the Separation and Distribution Agreement have not been consummated, the parties have agreed to cooperate to effect such transfers as promptly as practicable. In addition, each of the parties have agreed to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and any ancillary agreements.

        Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party has released and forever discharged each other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the separation. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Separation and Distribution Agreement or any ancillary agreement or to ordinary course trade payables and receivables.

        In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Tyco International's business and Covidien's business with Tyco International and Covidien, respectively. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other parties, their respective affiliates and subsidiaries and each of their respective officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

  •
  the liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement; and

  •
  any breach by such party of the Separation and Distribution Agreement.

        Each party to the Separation and Distribution Agreement assumed the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other parties for any liability arising out of or resulting from such assumed legal matters. Each party to a claim will agree to cooperate in defending any claims against two or more parties for events that took place prior to, on or after June 29, 2007, the date of the separation. Tyco International initially will act as managing party and manage and assume control of all legal matters related to any assumed Tyco International contingent liability or Tyco International contingent asset, including settlement of such legal matters. In the event of the bankruptcy or insolvency of Tyco International, Covidien will become the managing party. In addition, in the event of a change in control of the managing party, a change in the chief executive officer of the managing party or a change in the majority of the board of directors of the managing party, the managing party may be changed by the vote of two of the three parties to the Separation and Distribution Agreement. Moreover, on an annual basis the parties to the Separation and Distribution Agreement will determine whether or not to change the managing party and the vote of two of the three parties will be sufficient to effect such change. Each of us, Covidien and Tyco International will cooperate fully with the applicable managing party in connection with the management of such assets and liabilities. All costs and expenses related thereto shall be shared equally by these three parties. If any party defaults in payment of its portion of any assumed Tyco International contingent liability or the cost of managing any Tyco International contingent asset, each non-defaulting party will be responsible for an equal portion of the amount in default together with any other non-defaulting party, although any such payments will not release the obligation of the defaulting party.

        The Separation and Distribution Agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the separation of Tyco International, including the treatment of certain outstanding and long-term incentive awards, existing deferred compensation obligations and certain retirement and welfare benefit obligations. The Separation and Distribution Agreement also provided that outstanding Tyco International share options and restricted share unit awards would be adjusted equitably in connection with each distribution.

        The Separation and Distribution Agreement provides for the rights of the parties to report claims under existing insurance policies written by non-affiliates of Tyco International for occurrences prior to each separation and sets forth procedures for the administration of insured claims. In addition, the Separation and Distribution Agreement allocates among the parties the right to insurance policy proceeds based on reported claims and the obligations to incur deductibles under certain insurance policies. The Separation and Distribution Agreement provides that Tyco International would continue to own and operate White Mountain and Mountainbran, its captive insurance companies, and we and Covidien would continue our rights as policyholders with respect to existing policies written by those companies for our benefit. The Separation and Distribution Agreement also provides that Tyco International would obtain, subject to the terms of the agreement, certain executive risk insurance policies, namely directors and officers policies and fiduciary and employment practices policies, to apply against certain pre-separation claims, if any. Tyco International maintains a variety of global commercial insurance programs with non-affiliates of Tyco International. All of these programs are subject to the policies, terms and conditions, policy limits and deductibles of the policies. The facts and circumstances of each pre-separation claim will govern the determination of whether the occurrence is covered by existing insurance policies written by non-affiliates of Tyco International or Tyco International's affiliated captive insurance companies or, alternatively, is not covered by any insurance policy existing as of the date of the separation.

        In the event of any dispute arising out of the Separation and Distribution Agreement, the general counsels of the parties and such other representatives as the parties designate will negotiate to resolve any disputes among the parties. If the parties are unable to resolve the dispute in this manner within 45 days then, unless agreed otherwise by the parties, the parties will submit the dispute to mediation for an additional period of 30 days. If the parties are unable to resolve the dispute in this manner until certain litigation related to shared contingent liabilities is finally resolved, the dispute will be resolved through binding arbitration and in all matters involving only claims for monetary damages the parties will be required to each submit a proposal and the arbitrators shall be limited to awarding only one of the proposals submitted. Following resolution of such shared contingent liabilities, the parties will not be bound to arbitrate and may elect to resolve any disputes by litigation.

        Other matters governed by the Separation and Distribution Agreement include access to financial and other information, intellectual property, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

  Tax Sharing Agreement

        On June 29, 2007, we entered into a Tax Sharing Agreement with Tyco International and Covidien that generally governs Tyco International's, Covidien's and our respective rights, responsibilities, and obligations with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of the shares of Covidien or Tyco Electronics to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the U.S. Internal Revenue Code (the "Code") or certain internal transactions undertaken in anticipation of the separation to qualify for tax-favored treatment under the Code.

        Under the Tax Sharing Agreement, with certain exceptions, we generally are responsible for the payment of:

  •
  all taxes attributable to us or our subsidiaries that are reported on tax returns for tax periods ending on or before June 29, 2007, the date of the distribution, all taxes attributable to us or our subsidiaries reported on any income tax returns filed by Tyco International, Covidien or us for tax periods that straddle the date of the distribution, and all taxes attributable to us or our subsidiaries reported on tax returns for periods beginning after the date of the distribution;

  •
  any non-U.S. income taxes and other non-income taxes resulting from a tax audit to the extent such taxes are attributable to us and our subsidiaries;

  •
  for periods or portions thereof ending on or before June 29, 2007, 31% of any additional:

  •
  U.S. income taxes that are required to be paid to a U.S. tax authority as a result of a U.S. tax audit of Tyco International's, Covidien's or our subsidiaries' income tax returns; and

  •
  non-U.S. income taxes that are required to be paid to a tax authority as a result of a tax audit of Tyco International's, Covidien's or our subsidiaries' income tax returns but only to the extent that such taxes are attributable to adjustments to intercompany transactions or similar adjustments; and

  •
  31% of any taxes arising from a failure of the distribution of all of the stock of Covidien or us, or any internal transaction undertaken in anticipation of the separation, to qualify for tax-free or tax-favored treatment under the Code, as the case may be, unless such taxes result from either an action or failure to act on our part, in which case we will be responsible for all of such taxes or an action or failure to act on the part of Tyco International or Covidien, in which case Tyco International or Covidien, as applicable, will be responsible for all such taxes.

        The Tax Sharing Agreement also contains restrictions on our, Tyco International's and Covidien's ability to take actions that could cause the distribution or certain internal transactions undertaken in anticipation of the separation to fail to qualify as tax-free or tax-favored transactions, as the case may be, including entering into, approving or allowing any transaction that results in a change in ownership of more than 35% of our common shares, a redemption of equity securities, a sale or other disposition of a substantial portion of our assets, an acquisition of a business or assets with equity securities to the extent one or more persons would acquire 35% or more of our common shares or engaging in certain internal transactions. These restrictions apply for the two-year period after the distributions, unless the responsible party obtains the consent of the other parties or obtains a private letter ruling from the Internal Revenue Service or an unqualified opinion of a nationally recognized law firm that such action will not cause the distribution or the internal transactions undertaken in anticipation of the separation to fail to qualify as tax-favored transactions and such letter ruling or opinion, as the case may be, is acceptable to the parties. Moreover, the Tax Sharing Agreement generally provides that a party thereto is responsible for any taxes imposed on any other party thereto as a result of the failure of the distribution or the internal transactions to qualify as tax-favored transactions under the Code if such failure is attributable to certain post-distribution actions taken by or in respect of the responsible party or its shareholders, regardless of whether the actions occur more than two years after the distribution, the other parties consent to such actions or the responsible party obtains a favorable letter ruling or tax opinion. In addition, it sets forth the respective rights, responsibilities, and obligations among us, Covidien and Tyco International with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation, and other tax matters. Specifically, in regards to a U.S. income tax audit, Tyco International will administer the tax audit and control its settlement in its sole discretion. The other parties to the Tax Sharing Agreement will only be able to remove Tyco International as the controlling party under limited circumstances, including a change of control or bankruptcy of Tyco International, or by a majority vote of the parties on or after the second anniversary of the distribution. In regards to any other tax audit, the party or its subsidiary that is subject to the tax audit will administer the tax audit and control its settlement in its sole discretion.

  Members' Agreement

        Under the Members' Agreement among us, Tyco International and Tyco International Services GmbH ("TIS") and the charter documents of TIS, TIS, which is the sole owner of all trade names, trademarks and service marks including the word "Tyco," has licensed some or all of them, as appropriate, to us and Tyco International to carry out our respective business activities. We and Tyco International each own 50% of the share capital of TIS, subject to the small interest of a trust company, which holds such interest in connection with dispute resolution procedures. We and Tyco International have entered into separate license agreements with TIS. Pursuant to each such license agreement, we and Tyco International will pay TIS an annual license fee. Each such license agreement has an initial term of 15 years and will thereafter automatically be renewed for 5-year renewal terms unless TIS or either we or Tyco International, as applicable, terminates such agreement. Covidien also received a license to use the "Tyco" trade names, trademarks and service marks for a transition period following the separation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Tyco Electronics' executive officers and directors and persons who beneficially own more than ten percent of Tyco Electronics' common shares to file electronically reports of ownership and changes in ownership of such common shares with the Securities and Exchange Commission and NYSE. These persons are required by Securities and Exchange Commission regulations to furnish Tyco Electronics with copies of all Section 16(a) forms they file. As a matter of practice, Tyco Electronics' administrative staff assists Tyco Electronics' executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco Electronics' review of the copies of such forms it has received, as well as information provided and representations made by the reporting persons, Tyco Electronics believes that all of its executive officers, directors and beneficial owners of more than ten percent of its common shares complied with the reporting requirements of Section 16(a) during Tyco Electronics' fiscal year ended September 28, 2007, other than a late Form 4 filing for Thomas J. Lynch for the sale of common shares to discharge the tax liability incurred upon the vesting of restricted shares and the filing of an amendment by Lawrence S. Smith to his Form 3 to report additional shares owned upon his joining the Board.

POLICY FOR THE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

        In September 2007, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, audit-related tax and other permissible non-audit services that may be provided by the independent auditor. The policy identifies the principles that must be considered by the Audit Committee in approving services to ensure that the auditor's independence is not impaired. The policy provides that the controller and senior vice president and tax officer will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Committee with respect to pre-approved services and ensuring compliance with the policy.

        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the audit engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. All services may not extend for more than twelve months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the controller or his delegate.

        In accordance with the policy, the Audit Committee may delegate one or more of its members the authority to pre-approve the engagement of the independent auditor when the entire Committee is unable to do so. The chair must report all such pre-approvals to the Audit Committee at the next committee meeting.

FEES PAID TO INDEPENDENT AUDITOR

        Aggregate fees for professional services rendered by Deloitte & Touche LLP as of and for the fiscal year ended September 28, 2007 are set forth below. The aggregate fees included in the audit category are fees billed for the fiscal year for the audit of Tyco Electronics' annual financial statements and review of financial statements and statutory and regulatory filings required for foreign jurisdictions or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal year. (All references to "$" below are to United States dollars.)

Fiscal Year 2007 Fees

Audit Fees	$16,425,000
Audit-Related Fees	1,223,000
Tax Fees	381,000
All Other Fees	1,000

Total	$18,030,000

        Audit fees for the fiscal year ended September 28, 2007 were for professional services rendered for the year-end audit of the consolidated and combined financial statements of the company, review of quarterly financial statements included in the company's quarterly report on Form 10-Q, consents, comfort letters and statutory and regulatory filings in foreign jurisdictions.

        Audit-related fees for the fiscal year ended September 28, 2007 were primarily related to audits of carve-out financial statements of certain businesses that have been divested or are being considered for divestiture and other attest services related to non-U.S. employee benefit plans.

        Tax fees for the fiscal year ended September 28, 2007 were for tax compliance services.

        Other fees for the fiscal year ended September 28, 2007 were for subscriptions for research materials.

        None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

AUDIT COMMITTEE REPORT

        The information contained in the report below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

        The Audit Committee of the Board is composed of three directors, Sandra S. Wijnberg, Pierre R. Brondeau and Lawrence S. Smith, each of whom the Board has determined meets the independence and experience requirements of the NYSE and applicable federal regulations. In addition, the Board has determined that Ms. Wijnberg and Mr. Smith are audit committee financial experts. The Audit Committee operates under a charter approved by the Board in June 2007, which is attached as Appendix B to this proxy statement. A summary description of the duties and powers of the Audit Committee can be found in "The Board of Directors and Board Committees" section of this proxy statement. As more fully described in its charter, the Audit Committee oversees the company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, assures that the company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. The company's independent auditor is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that the company's consolidated and combined financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

        In this context, the Audit Committee has reviewed the consolidated and combined financial statements in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007. The committee held discussions with management, the internal auditors and the independent auditor concerning the consolidated and combined financial statements, as well as the independent auditor's opinion thereon. Management represented to the committee that the company's consolidated and combined financial statements were prepared in accordance with generally accepted accounting principles.

        The committee discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. In addition, the committee discussed with the independent auditor the auditor's independence from Tyco Electronics and its management, including the matters in the letter received from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based upon the committee's review and discussions referred to above, the committee recommended that the Board include the company's audited consolidated and combined financial statements in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007 filed with the Securities and Exchange Commission.

The Audit Committee:

Sandra S. Wijnberg, Chair
Pierre R. Brondeau
Lawrence S. Smith
January 15, 2008

PROPOSAL NUMBER TWO: APPOINTMENT OF INDEPENDENT AUDITOR AND
AUTHORIZATION OF AUDIT COMMITTEE TO SET REMUNERATION OF
INDEPENDENT AUDITOR

        In accordance with Section 89 of the Companies Act 1981 of Bermuda, Tyco Electronics' shareholders have the authority to appoint the company's independent auditor and to authorize the Audit Committee to set the auditor's remuneration. Appointment of the independent auditor and authorization of the Audit Committee to set their remuneration requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy.

        Representatives of Deloitte & Touche LLP are expected to be at the Annual General Meeting and available to respond to appropriate questions.

        The Board recommends that shareholders vote FOR the appointment of Deloitte & Touche LLP as Tyco Electronics' independent auditor and the authorization of the Audit Committee to set the independent auditor's remuneration.

ADDITIONAL INFORMATION

Cost of Solicitation

        The cost of solicitation of proxies will be paid by Tyco Electronics. The company has engaged Mellon Investor Services as the proxy solicitor for the Annual General Meeting for an approximate fee of $7,500.00. In addition, certain directors, officers or employees of Tyco Electronics may solicit proxies by telephone or personal contact. Upon request, Tyco Electronics will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Presentation of Financial Statements

        In accordance with Section 84 of the Companies Act 1981 of Bermuda, Tyco Electronics' audited consolidated and combined financial statements for the fiscal year ended September 28, 2007 will be presented at the Annual General Meeting. These statements have been approved by Tyco Electronics' directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

        The registered and principal executive offices of Tyco Electronics are located at 96 Pitts Bay Road, Pembroke HM 08 Bermuda. The telephone number is (441) 294-0607.

Securities and Exchange Commission Reports

        Copies of our Annual Report on Form 10-K for the fiscal year ended September 28, 2007, as filed with the Securities and Exchange Commission, are available to shareholders free of charge on our website at www.tycoelectronics.com or by writing to Tyco Electronics Shareholder Services, Tyco Electronics Ltd., 96 Pitts Bay Road, Pembroke HM 08 Bermuda.

TYCO ELECTRONICS 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        The company anticipates that the 2009 Annual General Meeting of Shareholders will be held on or about March 10, 2009.

Shareholder Proposals for Inclusion in the 2009 Proxy Statement

        Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and Section 29.A of the company's bye-laws will be considered for inclusion in the company's 2009 proxy statement and proxy card for the meeting if the proposal is received in writing by the company's Secretary no later than September 27, 2008. The notice of proposal must comply with the requirements established by the Securities and Exchange Commission and must include the information specified in Section 29.B of the company's bye-laws and must be a proper subject for shareholder action under Bermuda law.

        Section 30 of the company's bye-laws sets forth the procedures a shareholder must follow to nominate directors at the Annual General Meeting. Nominations may be made by any shareholder of the company pursuant to the valid exercise of the power granted under the Companies Act, or by any shareholder of the company who is a shareholder of record on the date of the giving of the notice provided for in Section 30 of the company's bye-laws and on the record date for the determination of shareholders entitled to vote at such meeting, and who complies with the procedures set forth in Section 29 of the company's bye-laws.

        Proposals should be addressed to Harold G. Barksdale, Secretary, Tyco Electronics Ltd., 96 Pitts Bay Road, Pembroke HM 08 Bermuda.

        The company will furnish a copy of its bye-laws to any shareholder without charge upon written request to the Secretary.

Harold G. Barksdale
Corporate Secretary
January 25, 2008

Appendix A

TYCO ELECTRONICS' BOARD GOVERNANCE PRINCIPLES

Tyco Electronics Vision And Values

        Tyco Electronics' Board of Directors (also referred to as the "Board") is responsible for directing, and providing oversight of, the management of Tyco Electronics' business in the best interests of the shareholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board selects and monitors top management, provides oversight for financial reporting and legal compliance, determines Tyco Electronics' governance principles and implements its governance policies. The Board, together with management, is responsible for establishing the company's operating values and code of conduct and for setting strategic direction and priorities.

        While Tyco Electronics' strategy and leadership evolve in response to its changing market conditions, the company's vision and values are enduring. So too are the company's governance principles, which, along with the company's vision and values, constitute the foundation upon which the company's governance policies are built.

        Tyco Electronics believes that good governance requires not only an effective set of specific practices but also a culture of responsibility throughout the organization. Governance at Tyco Electronics is intended to optimize both. Tyco Electronics also believes that good governance ultimately depends on the quality of its leadership, and it is committed to recruiting and retaining directors and officers of proven leadership and personal integrity.

Tyco Electronics' Values: How We Conduct Ourselves

        Integrity:    We must demand of ourselves and of each other the highest standards of individual and corporate integrity. We safeguard company assets. We comply with all laws and company policies. We are dedicated to diversity, fair treatment, mutual respect and trust.

        Accountability:    We honor the commitments we make, and take personal responsibility for all actions and results. We create an operating discipline of continuous improvement that is an integral part of our culture.

        Teamwork:    We foster an environment that encourages innovation, creativity, excellence and results through teamwork. We practice leadership that teaches, inspires, and promotes full participation and career development. We encourage open and effective communication and interaction.

        Innovation:    We recognize that innovation is the foundation of our business. We challenge ourselves to develop new and improved ideas for all that we do. We encourage, expect and value creativity, openness to change, and fresh approaches.

Tyco Electronics' Culture of Responsibility and Guide to Ethical Conduct

        Tyco Electronics' company culture is built on the premise that the company seeks to draw the best from its employees, and that every employee, without exception, is responsible for the conduct and success of the organization. This includes full, accurate, candid and timely disclosure of information, and compliance with all laws and regulatory standards. Employee responsibilities are elaborated in our Guide to Ethical Conduct. The Board of Directors is responsible for setting the ethical tenor for management and the company. That ethical tenor works on the expectation that employees understand where the lines are that they should not cross and stay widely clear of those lines. The Guide to Ethical Conduct is reviewed annually by all directors, managers and employees, and they affirm in writing that they understand it and are fully in compliance with it. All senior executives, including the Chief Executive Officer (the "CEO"), are evaluated and compensated in part on proactively promoting integrity and compliance.

THE TYCO ELECTRONICS BOARD

Mission of the Board of Directors: What the Board Intends to Accomplish

        The mission of Tyco Electronics' Board of Directors is to promote the long-term value and health of the company in the interests of the shareholders and to set an ethical "tone at the top." To this end, the Board provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Governance Principles: How the Board Oversees the Company

        1.    Active Board:    The directors are well informed about the company and vigorous in their oversight of management.

        2.    Company Leadership:    The directors, together with management, review Tyco Electronics' strategic direction and financial objectives, and establish a high ethical tone for the management and leadership of the company.

        3.    Compliance with Laws and Ethics:    The directors ensure that procedures and practices are in place designed to prevent and identify illegal or unethical conduct and to permit appropriate and timely redress should such conduct occur.

        4.    Inform and Listen to Investors and Regulators:    The directors take steps to see that management discloses appropriate information fairly, fully, timely and accurately to investors and regulators, and that the company maintains a two-way communication channel with its investors and regulators.

        5.    Continuous Improvement:    The directors remain abreast of new developments in corporate governance, and they implement new procedures and practices as they deem appropriate.

Board Responsibilities

        The Board is responsible for:

  •
  Reviewing and approving management's strategic and business plans.

  •
  Reviewing and approving financial plans, objectives and actions, including significant capital allocations and expenditures.

  •
  Monitoring management execution of company plans and objectives.

  •
  Advising management on significant decisions and reviewing and approving major transactions.

  •
  Recommending director candidates for election by shareholders.

  •
  Appraising the company's major risks and overseeing that appropriate risk management and control procedures are in place.

  •
  Selecting, monitoring, evaluating, compensating and, if necessary, replacing the CEO and other senior executives, and seeing that management development and succession plans are maintained for these executive positions.

  •
  Determining the CEO's compensation, and approving senior executives' compensation, based on performance in meeting pre-determined standards and objectives.

  •
  Determining that procedures are in place designed to promote compliance with laws and regulations and setting an ethical "tone at the top."

  •
  Determining that procedures are in place designed to promote integrity and candor in the audit of the company's financial statements and operations, and in all financial reporting and disclosure.

  •
  Designing and assessing the effectiveness of the Board's governance practices and procedures.

  •
  Providing advice and counsel to the CEO and principal senior executives.

  •
  Reviewing major changes in appropriate auditing and accounting principles and practices.

Board Risk Management

        The Board is responsible for appraising the company's major risks and for determining that appropriate risk management and control procedures are in place and that senior executives take the appropriate steps to manage all major risks.

Board Capacities

        The Board as a whole is constituted to be strong in its collective knowledge of and diversity of experience in accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

        The culture of the Board is such that the Board can operate effectively in making key decisions and facing major challenges. Board meetings are conducted in an environment of trust, open dialogue, mutual respect and constructive commentary.

        The Board is informed, proactive and vigilant in its oversight of the company and protection of shareholder assets.

        Each director has an obligation to keep confidential all non-public information that relates to the company's business. Such information includes, but is not limited to, information regarding the strategy, business, finances and operations of the company, minutes, reports and materials of the Board and its committees, and other documents identified as confidential by the company. Additionally, each director is obligated to keep confidential the proceedings and deliberations of the Board and its committees.

Board Organization and Independence of its Members

  •
  The business of the company is managed under the direction of the Board, in the interest of the shareholders.

  •
  The Board delegates its authority to management for managing the everyday affairs of the company. The Board requires that Senior Management review major actions and initiatives with the Board prior to implementation.

  •
  To conduct its business the Board maintains three standing committees: Audit, Management Development and Compensation, and Nominating, Governance and Compliance. The Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee are composed of independent directors. Assignments to, and chairs of, the Audit and Management Development and Compensation Committees are recommended by the Nominating, Governance and Compliance Committee and selected by the Board. The independent directors as a group elect the members and the chair of the Nominating, Governance and Compliance Committee. All committees report on their activities to the Board.

  •
  To ensure effective discussion and decision making while at the same time having a sufficient number of independent directors for its three committees, the Board is normally constituted of between ten and thirteen directors. The number or maximum number of directors shall be such number not less than two as the Board by resolution may from time to time determine. The directors have the authority to fill any vacancy that may arise during the year.

  •
  The Nominating, Governance and Compliance Committee reviews the Board's organization annually and recommends appropriate changes to the Board.

  •
  The company has adopted a counterbalancing governance structure, including:

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  A designated non-executive chairman;

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  A substantial majority of independent directors;

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  All directors annually elected by a majority of votes cast at the annual general meeting;

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  The Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee are entirely composed of independent directors; and

  •
  Established governance guidelines.

        To maintain its objective oversight of management, the Board consists of a substantial majority of independent Directors. Directors meet a stringent definition of independence, and for those Directors that meet this definition, the Board will make an affirmative determination that a director is independent.

        Characteristics of Independent Directors include the following:

  •
  Directors with no current or prior material relationships with Tyco Electronics (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), aside from their directorship, that could affect their judgment;

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  No executive officers of any entity for which the company's annual sales to or purchases from exceeded the greater of $1 million or two percent of such on either entity's annual revenues for the last fiscal year;

  •
  No director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the company, other than director and committee fees and pension payments or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (A) No director or an immediate family member who is a current partner of a firm that is the company's internal or external auditor; (B) no director who is a current employee of such a firm; (C) no director who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; and (D) no director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the company's audit within that time; and

  •
  No director or an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the company's present executive officers at the same time serves or served on that company's compensation committee.

Charitable Contributions

        The Board understands that its members, or their immediate family members, serve as directors, trustees, executives, advisors, and in other capacities with a host of other organizations. If Tyco

Electronics directs a charitable donation to an organization in which a Tyco Electronics director, or their immediate family member, serves as a director, trustee, executive, advisor, or in other capacities with the organization, the Board must approve the donation. Any such donation approved by the Board will be limited to an amount that is less than one percent of that organization's annual charitable receipts, and less than one percent of Tyco Electronics' total annual charitable contributions. Furthermore, charitable donations by the company to organizations associated with a director are limited to matching donations in an amount no greater than the amount contributed by the director, and consistent with Tyco Electronics' employee matching gift program. Any commercial and charitable relations of Tyco Electronics with the directors' outside organizations are publicly reported, consistent with the regulatory requirements.

Board Meetings

  •
  The Board meets at least six times annually, and additional meetings may be called in accordance with the company's bye-laws. Frequent Board meetings are critical not only for timely decisions but also for directors to be well informed about company operations and issues. One of these meetings will be scheduled in conjunction with the company's annual general meeting of shareholders and Board members will be expected to be in attendance at the annual general meeting.

  •
  The CEO and non-executive chairman are responsible for setting meeting agendas with input from the directors.

  •
  Committee meetings are normally held in conjunction with Board meetings. Major committee decisions are reviewed and approved by the Board.

  •
  Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts will be made to make materials available as soon as one week in advance, but no later than three days in advance. When practical, the same applies to special meetings of the Board. Directors may ask for additional information from, or to meet with, senior managers at any time.

  •
  An executive session of independent non-executive directors, chaired by the non-executive chairman, is held at each formal meeting of the Board.

  •
  Strategic planning and succession planning sessions are held annually at a regular Board meeting. The succession planning meeting focuses on the development and succession of not only the CEO but also the other senior executives.

  •
  The Board's intent is for directors to attend all regularly scheduled Board and committee meetings. Regularly scheduled Board and committee meetings are to be attended in person. Telephonic participation is the exception. The decisions by the Board and its committees are recorded in the minutes of their meetings, and copies of the minutes are forwarded promptly to all directors after each Board and committee meeting.

  •
  All Board members are welcome to attend any committee meeting.

Board and Committee Calendars

        A calendar of regular agenda items for the six regularly scheduled Board meetings and all regularly scheduled committee meetings is prepared annually by the CEO, in consultation with the non-executive chairman, committee chairs and all interested directors.

Board Communication

        Management speaks on behalf of the company, and the Board normally communicates through management with outside parties, including Tyco Electronics shareholders, business journalists, equity analysts, rating agencies and government regulators. Shareholders can directly raise issues with the Board via email at directors@Tycoelectronics.com.

  •
  The non-executive chairman speaks for the Board.

  •
  Directors are expected to take special care in all communications concerning the company, in light of confidentiality requirements and laws prohibiting insider trading, tipping and avoidance of selective disclosure.

Board Contact with Operations and Management

  •
  Visits to company operations are made at least annually in conjunction with regular Board meetings. The CEO and non-executive chairman determine the appropriate sites and timing. Directors are encouraged to visit company operations at any time, with visits coordinated through the Secretary's office.

  •
  The CEO and non-executive chairman arrange for senior managers to attend Board meetings and meet informally with directors before and after the meetings.

  •
  Directors may wish to contact members of Senior Management from time to time.

Board Advisors

        The Board and its committees (consistent with the provisions of their respective charters) may retain their own advisors, at the expense of the company, as they determine necessary to carry out their responsibilities.

Board Self-Evaluation

        The Nominating, Governance and Compliance Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures, including evaluation of individual directors. This self-evaluation leads to a full Board discussion of the results.

  •
  The non-executive chairman informally consults with each of the directors as part of the evaluation.

  •
  The qualifications and performance of all Board members are reviewed in connection with their re-nomination to the Board.

  •
  The Nominating, Governance and Compliance Committee, the Audit Committee and the Management Development and Compensation Committee each conduct an annual self-evaluation of their performance and procedures, including the adequacy of their charters.

Board Compensation and Stock Ownership

  •
  The Management Development and Compensation Committee, in collaboration with the Nominating, Governance and Compliance Committee, periodically reviews the directors' compensation and recommends changes in the level and mix of compensation to the full Board.

  •
  To help align Board and shareholder interests, directors are encouraged to own, at a minimum, Tyco Electronics' stock or stock units equal to three times their annual retainer within three years of joining the Board. Once a director satisfies the minimum stock ownership recommendation, the director will remain qualified, regardless of market fluctuations, under the guidelines as long as the director does not sell any stock. A majority of the directors' annual compensation is provided as equity.

  •
  Directors who are company officers receive no additional compensation for service as directors.

Director Candidates

        General criteria for the nomination of director candidates include:

  •
  The highest ethical standards and integrity.

  •
  A willingness to act on and be accountable for Board decisions.

  •
  An ability to provide wise, informed and thoughtful counsel to top management on a range of issues.

  •
  A history of achievement that reflects superior standards for themselves and others.

  •
  Loyalty and commitment to driving the success of the company.

  •
  An ability to take tough positions while at the same time working as a team player.

  •
  Individual backgrounds that provide a portfolio of experience and knowledge commensurate with the company's needs.

        Invitations to director candidates for a position on the Board will be extended by the chair of the Nominating, Governance and Compliance Committee after discussion with the non-executive chairman and agreement by the Board. The Board will consider nominations of director candidates submitted by shareholders.

Director Service

  •
  Directors are elected by an affirmative vote of a majority of the votes cast by shareholders at the annual meeting and they serve for one-year terms. Any nominee for director who does not receive a majority of votes cast from the shareholders is not elected to the Board. The sitting director will remain in office until a new director is elected, which shall take place in a timely manner.

  •
  Directors resign from the Board at the annual meeting following their 72nd birthday.

  •
  The Nominating, Governance and Compliance Committee is responsible for the review of all directors, and where necessary will take action to remove a director for performance, which requires the unanimous approval of the Board. This unanimous approval does not include the approval of the director whose removal is sought.

  •
  Directors inform the Nominating, Governance and Compliance Committee of any significant change in their employment or professional responsibilities and will offer their resignation to the Board of Directors. This allows for discussion with the Nominating, Governance and Compliance Committee to determine if it is in the mutual interest of the company and the director for the director to continue on the Board.

  •
  The guideline for committee chairs and the non-executive chairman is: (1) service in their respective roles no more than five years, and (2) rotation from those roles at the time of the annual meeting following the completion of their fifth year of service.

  •
  When the CEO steps down, he or she simultaneously resigns from the Board, unless the Board decides that his or her services are in the best interests of the company. It is only in unusual circumstances that the Board decides that the retired CEO continues to serve.

Director Orientation and Education

  •
  A formal orientation program is provided for new directors relating to Tyco Electronics' mission, values, governance, compliance programs and business operations.

  •
  A program of continuing education is annually provided to incumbent directors, and it includes the review of the company's Guide to Ethical Conduct.

  •
  Directors are encouraged to take advantage of outside continuing education relating to their duties as directors and to subscribe to appropriate publications at the company's expense.

Other Directorships and Conflicts

  •
  In order to provide sufficient time for informed participation in their Board responsibilities, non-executive directors, who are employed as chief executives of a publicly traded company, are required to limit their external directorships of other public companies to two. Non-executive directors, who are otherwise fully employed, are required to limit their external directorships of other public companies to three. Non-executive directors, who are not fully employed, are required to limit their external directorships of other public companies to five. Current directorship positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director's service on the company's Board.

  •
  The CEO serves on no more than two other public company boards.

  •
  The Nominating, Governance and Compliance Committee is notified of the intention of directors, the CEO and other senior managers to serve on another board, and the committee reviews the possibility for conflicts of interest or time constraint issues.

  •
  Each director is required to notify the chair of the Nominating, Governance and Compliance Committee of any conflicts.

Appendix B

AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors to assist the Board in monitoring:

  a.
  The quality and integrity of the company's annual and quarterly financial statements, including its financial accounting principles and policies and its internal controls over financial reporting;

  b.
  the qualifications, independence and performance of the company's independent auditor;

  c.
  the performance of the company's internal audit function;

  d.
  the compliance with legal and regulatory requirements; and

  e.
  the other responsibilities set out herein.

Authority

        The Committee has the resources and authority necessary to discharge its duties and responsibilities, including conducting or authorizing investigations into any matters within its scope of responsibility. Such authority includes but is not limited to the power to:

  a.
  Retain outside counsel, experts or other advisors, consultants or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions;

  b.
  gain full access to officers, employees or other advisors to assist in the performance of its duties; and

  c.
  have complete access to all books, records and facilities of the company, as necessary.

Composition

        The Committee shall have at least three members, each of whom shall meet the independence and expertise requirements of the NYSE, and as determined by the Board. The Board, after due consideration of the recommendation of the Nominating and Governance Committee, shall appoint the members of the Committee and designate its chair. Committee members may not serve on more than two additional audit committees of other public companies without the approval of the full Board of Directors. The Committee Chair has the authority to convene meetings, set agendas, delegate sub-committees and determine the Committee's information needs.

        Each member of the Committee will be financially literate, as determined by the Board. At least one member of the Committee will qualify as an "Audit Committee financial expert," as defined by the Securities and Exchange Commission.

Meetings

        The Committee shall meet at least six times a year, and may meet additionally as it deems necessary or appropriate in its judgment, either in person or telephonically. The Committee shall meet at least quarterly with management, the senior internal auditor, ombudsman and the independent auditor in separate executive sessions.

Responsibilities

        The responsibilities of the Audit Committee include:

Oversight and Review of Financial Statements and Related Matters

        The Committee shall meet to review and discuss, as determined to be appropriate, with management, the senior internal auditor and the independent auditor:

  1)
  the annual audited and quarterly unaudited financial statements, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations", and recommend to the Board whether the audited or unaudited financial statements should be included in the annual report on Form 10-K or quarterly report on Form 10-Q, as appropriate;

  2)
  corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

  3)
  the process for the CEO and CFO quarterly certification of financial statements;

  4)
  significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements;

  5)
  the company's significant financial and accounting policies and practices, including any principles of accounting proposed or promulgated by regulatory authorities, and any significant issues or changes regarding the company's accounting principles and financial statement presentation;

  6)
  matters required to be communicated by the independent auditor in accordance with applicable auditing standards and Securities and Exchange Commission regulations related to the conduct of the audit;

  7)
  the results of the audit or reviews conducted by the independent auditor, which should include a review of any audit problems or difficulties encountered by the independent auditor in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information, and any disagreements with management; and

  8)
  the company's major financial and accounting risk exposures and related policies and practices to assess and control such exposures.

Oversight of the Independent Auditor and the Audit Process

  1)
  Annually retain, subject to the affirmative vote of a majority of the votes cast by shareholders, evaluate and, if appropriate, recommend termination of the company's independent auditor. The Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, oversight and evaluation of performance of the work of the independent auditor. In addition, the Committee will review and evaluate the performance of the auditor's lead audit partner. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditor. The Committee shall establish policies and procedures for the engagement of the independent auditor to provide permissible non-audit services, which shall include pre-approval of such services.

  2)
  At least annually, obtain and review a report from the independent auditor describing any relationships between the auditor and the company and any other relationships that may adversely affect the auditor's independence, consider the independence of the independent auditor, and otherwise take appropriate action to satisfy itself of the independence of the auditor, including considering whether the provision of non-audit services by the independent auditor is compatible with the auditor's independence.

  3)
  Establish policies for the hiring by the company of employees and former employees of the independent auditor.

  4)
  At least annually, review the independent auditor's proposed audit scope and approach, including coordination of audit efforts with internal audit, to ensure the completeness of coverage and reduction of redundant efforts.

  5)
  At least annually, obtain and review a report by the independent auditor describing its own internal quality-control procedures; any material issues raised by its most recent quality-control review or peer review; and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

  6)
  On a regular basis, meet separately with the independent auditor to discuss any matters that the Committee or independent auditor believe should be discussed privately.

Oversight of the Internal Audit Function

  1)
  Select, monitor, evaluate, compensate and, if necessary, replace the senior internal auditor.

  2)
  Review and approve with management and the senior internal auditor the internal audit charter, scope, responsibilities, plans, budget, staffing and organizational structure.

  3)
  Review reports from the internal auditor regarding the results of internal audits and the results of investigations of allegations of thefts, defalcations or other matters.

  4)
  The senior internal auditor will regularly attend all Committee meetings. At least quarterly, the Committee will meet separately with the senior internal auditor to discuss any matters that the Committee or senior internal auditor believes should be discussed privately.

Oversight of Compliance Matters

  1)
  Select, monitor, evaluate, compensate and, if necessary, replace the company Ombudsman.

  2)
  Advise the Board with respect to the company's Guide to Ethical Conduct, and annually review and assess the adequacy of the Guide to Ethical Conduct and recommend any proposed changes to the Board. The Committee will discuss with management, the company's senior internal auditor and the senior compliance officer their compliance with the company's Guide to Ethical Conduct, including any insider and affiliated party transactions. Assess the company's procedures to monitor compliance throughout the company with the Guide to Ethical Conduct, review any requests for waivers, and make recommendations to the Board with respect to any waiver sought with respect to any executive officer or director.

  3)
  Advise the Board with respect to the company's policies and procedures regarding compliance with applicable law and regulations that may have a material impact on the company's financial statements and advise the Board with respect to the company's compliance with the Foreign Corrupt Practices Act.

  4)
  Establish and review the effectiveness of procedures for the receipt, retention, resolution and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concerns regarding questionable accounting or auditing matters. This will include a review of management follow-up, including disciplinary action, for any actions of noncompliance.

Oversight of Internal Controls

  1)
  Periodically review with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  2)
  Periodically review the adequacy and effectiveness of the company's disclosure controls and procedures and the company's internal controls, including any significant deficiencies and significant changes in internal controls.

  3)
  Consider the effectiveness of the company's internal control over annual and interim financial reporting.

  4)
  Oversee the scope of the internal auditor's and independent auditor's review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management responses.

Reporting

  1)
  Regularly report to the Board about committee activities, issues and related recommendations, including the quality or integrity of the company's financial statements, the performance and independence of the independent auditor, and the performance of the internal audit function.

  2)
  Report annually to the shareholders, describing the Committee's composition, responsibilities and how they were discharged, and any other information required by regulators.

Other Responsibilities

  1)
  Assess annually the Committee's performance of the duties specified in this Charter and report its findings to the Board.

  2)
  Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

Appendix C

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE CHARTER

Purpose

        The Management Development and Compensation Committee (the "Committee") is appointed by the Board to:

  a.
  Ensure succession of senior level leadership:

  •
  Review leadership development plans as they relate to officers and key employees;

  b.
  Review organizational structure:

  •
  Review general plans for the development of the organization;

  c.
  Review and approve compensation, benefits and human resources policies and objectives;

  d.
  Determine whether the company's officers, directors and employees are compensated in accordance with these policies and objectives;

  e.
  Carry out the Board's responsibilities relating to compensation of the company's executives:

  •
  Produce an annual report on executive compensation for inclusion in the company's proxy statement, in accordance with applicable rules and regulations;

  f.
  Assist the Board in overseeing the company's management compensation policies and practices, including to:

  •
  Review and approve corporate goals and objectives relevant to CEO compensation;

  •
  Determine the compensation of the CEO in light of these objectives and recommend the CEO's compensation for approval by the Board;

  •
  Review and approve the compensation of the company's other executive officers;

  •
  Review and approve management incentive compensation policies and programs, and exercise discretion in the administration of such programs; and

  •
  Review and approve equity compensation programs for employees, and exercise discretion in the administration of such programs.

Authority

        The Committee has authority to take appropriate actions necessary to discharge its responsibilities. Such authority includes but is not limited to the power to:

  a.
  Retain outside counsel, accountants, outside advisors, consultants or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions. The Committee shall have sole authority to retain and terminate consultants to assist in the evaluation of director, CEO or other senior executive compensation, including sole authority to approve such consultants' fees and other retention terms.

  b.
  Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee's requests.

  c.
  Meet with the senior internal auditor, company officers, external auditors or outside counsel, as necessary.

Composition

        The Committee shall have at least three members, each of whom shall meet the independence requirements of the NYSE, and as determined by the Board. The Board, after due consideration of the recommendation of the Nominating, Governance and Compliance Committee, shall appoint the members of the Committee, designate its chair, and prescribe the terms of its members.

        No director may serve unless he or she:

  •
  Is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act; and

  •
  Satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

        The Committee chair has the authority to convene meetings, set agendas, delegate sub-committees and determine the Committee informational needs. The Committee may delegate authority to senior management and to other committees of the Board.

Meetings

        The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee shall make regular reports to the Board with respect to its activities.

        The Committee shall meet with the Chief Executive Officer and other senior officers to discuss and review the performance criteria and compensation levels of key executives at least once a year.

Responsibilities

        Among its specific duties and responsibilities, the Committee shall:

  1.
  Review periodically the succession plan relating to the position of CEO, and make recommendations to the Board regarding the selection of possible successors to fill this position.

  2.
  Review and assess periodically management development plans for senior executives and the succession plans relating to the positions held by senior executives. Review periodically with the CEO and the Board the succession plans and make recommendations to the Board regarding possible successors for senior executive positions.

  3.
  Review plans for organization structure to ensure effective operations.

  4.
  Oversee the company's overall compensation structure, policies and programs, and assess whether the company's compensation structure establishes appropriate incentives for management and employees.

  5.
  Assist the Board and senior management in establishing and implementing an executive compensation policy that:

  a.
  Supports the company's overall strategy and objectives;

  b.
  Attracts and retains key executives;

  c.
  Links total compensation to defined performance; and

  d.
  Provides competitive total compensation opportunities at a reasonable cost while meeting the aforementioned goals.

  6.
  Review and approve corporate goals and objectives relevant to the compensation of the company's Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and recommend, for approval by the independent directors, the compensation of the Chief Executive Officer based on this evaluation.

  7.
  Review annually with the Chief Executive Officer the job performance of the company's other senior executives, and approve the compensation of the company's other senior executives based on this review.

  8.
  Review and recommend for approval by the independent directors any award or issuance of equity-based compensation or benefits to the Chief Executive Officer. Review and approve any award or issuance of equity-based compensation or benefits to executive officers (other than the Chief Executive Officer) who are subject to the reporting requirements of Section 16 of the Securities Exchange Act.

  9.
  Review and recommend any severance programs for senior executives, including change-of-control agreements.

  10.
  Establish, in collaboration with the Nominating, Governance and Compliance Committee, compensation for directors.

  11.
  Monitor compliance by officers and directors with the company's stock ownership guidelines.

  12.
  Review and oversee the design, administration, participation, compliance, adequacy, competitiveness, internal equity and cost effectiveness for the company's broadly-applicable benefit programs, including, without limitation, defined benefit and contribution retirement plans; delegate administrative and other fiduciary functions for such programs and plans to the appropriate fiduciary committee or senior officer; and review the Committee's findings, determinations and actions regarding the same with the Board, as appropriate.

  13.
  Make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

  14.
  Meet at least once a year with the internal and/or external auditors and management to hear a report from the auditors on management and employee compliance with the compensation, incentive, severance and other benefit programs and policies under the Committee's jurisdiction, as delegated by the non-executive Chairman of the Board.

  15.
  Review the company's human resources strategy and controls, including, without limitation, Sarbanes-Oxley Section 404 compliance, payroll and operational matters, and performance and leadership development review design across the company.

  16.
  Assess annually the Committee's and individual members' performance of the duties specified in this Charter and report its findings to the Board.

  17.
  Review and assess annually the adequacy of this Charter and recommend any proposed changes to the Board.

  18.
  Produce an annual report on executive compensation for inclusion in the company's proxy statement, in accordance with applicable rules and regulations.

Appendix D

NOMINATING, GOVERNANCE AND COMPLIANCE COMMITTEE CHARTER

Purpose

        The Nominating, Governance and Compliance Committee (the "Committee") is appointed by the Board to:

  a.
  Identify individuals qualified to become Board members, consistent with criteria approved by the Board;

  b.
  Recommend that the Board select director nominees for election at the annual meeting of shareholders;

  c.
  Develop and recommend to the Board a set of corporate governance principles applicable to the company;

  d.
  Oversee the evaluation of the Board; and

  e.
  Assume a leadership role in the company's corporate governance.

Authority

        The Committee has authority to take appropriate actions necessary to discharge its responsibilities. Such authority includes but is not limited to the power to:

  a.
  Retain outside counsel, accountants, outside advisors, consultants or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

  b.
  Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee's requests.

  c.
  Meet with the senior internal auditor, company officers, external auditors or outside counsel, as necessary.

Composition

        The Committee shall have at least three members, all of whom shall meet the independence requirements of the NYSE, and as determined by the Board. The Board, after due consideration of the recommendation of the Committee, shall appoint the members of the Committee. The chair of the Committee shall be elected by the independent directors of the Board. The chair has the authority to convene meetings, set agendas, delegate sub-committees and determine the Committee's information needs.

Meetings

        The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee shall make regular reports to the Board with respect to its activities.

Responsibilities

        Among its specific responsibilities, the Committee shall:

Director Nominations

1.
Establish criteria and qualifications for Board membership, including standards for assessing independence, and recommend all such criteria, qualifications and standards for approval by the Board. These criteria and qualifications shall include, among other things:

a.
The highest ethical standards and integrity;

b.
A willingness to act on and be accountable for Board decisions;

c.
An ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

d.
A history of achievement that reflects superior standards for the director candidate and others;

e.
Loyalty and commitment to driving the success of the company;

f.
An ability to take tough positions while at the same time working as a team player; and

g.
A background that provides a portfolio of experience and knowledge commensurate with the company's needs.

2.
Identify and consider candidates, including those recommended by shareholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board; including:

a.
Annually reviewing the relationships between directors, the company and management and recommending to the Board whether each director qualifies as "independent" under the Board's definition of "independence" and the applicable rules of the NYSE; and

b.
Developing, in consultation with management, and periodically reviewing the company's policies and procedures for the receipt of shareholder suggestions regarding board composition and recommendations of candidates for nomination by the Board.

3.
Recommend to the Board candidates for election or reelection at each annual meeting of shareholders, and recommend to the Board candidates to fill Board vacancies. (The requirement that the Committee recommend candidates to the Board is subject to any rights regarding the selection of directors by holders of preferred shares and any other contractual or other commitments of the company.)

4.
Recommend to the Board candidates for appointment to the Management Development and Compensation Committee, the Audit Committee, and the Nominating, Governance and Compliance Committee and their committee chairs and consider periodic rotation of committee members. The chair of the Nominating, Governance and Compliance Committee shall be elected by the independent directors of the Board.

Corporate Governance

5.
Review annually the company's corporate governance processes, and its governance principles, including such issues as the Board's organization, membership terms, and the structure and frequency of Board meetings, and recommend appropriate changes to the Board, including:

a.
Developing, in consultation with management, and recommending to the Board a set of corporate governance guidelines applicable to the company; and

  b.
  Reviewing on a regular basis the overall corporate governance of the company and, in consultation with management, recommending improvements where necessary.

6.
Establish, in collaboration with the Management Development and Compensation Committee, compensation for directors.

7.
Develop in consultation with management orientation programs for new directors and identify appropriate development and continuing education opportunities for directors.

8.
Annually review the functions of the Board and its committees, as set forth in their respective charters, and coordinate and oversee annual self-assessments of the Board's and each committee of the Board's performance and procedures. In particular, the self-assessment will solicit feedback from the directors about:

a.
Overall effectiveness

b.
Composition and structure

c.
Culture

d.
Focus

e.
Information and resources

f.
Process

        The non-executive chairman, in consultation with all other Board members, will conduct an assessment of individual Board members on an annual basis. Feedback from this process will be provided to Board members, as appropriate.

9.
Annually assess the Committee's and individual members' performance of the duties specified in this Charter and report its findings to the Board.

Compliance

10.
Review conflicts of interest of Board members and senior executives, in collaboration with the Audit Committee, and initiate appropriate action to address any such conflicts. Review annually the processes by which conflicts are to be identified and recommend improvements where appropriate.

11.
Annually review and assess the effectiveness of the company's Environmental, Health, & Safety management program and recommend improvements where appropriate. Review and address as appropriate issues that arise with respect to the effectiveness of such programs.

12.
Annually review and assess the effectiveness of the company's enterprise-wide risk assessment processes and recommend improvements where appropriate. Review and address as appropriate issues that arise with respect to the effectiveness of such programs.

13.
Periodically review and assess the effectiveness of the company's compliance programs and recommend improvements where appropriate. Receive and review periodic compliance reports from the company's Chief Compliance Officer. Review and address as appropriate issues that arise with respect to the effectiveness of such programs.

14.
Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

Appendix E

PRIMARY TALENT MARKET PEER GROUP

Aerospace and Defense
AAI	General Dynamics Corp.	Northrop Grumman Corp.
Aerojet	Goodrich Corp.	Raytheon Co.
Alliant Techsystems, Inc.	Hexcel Corp.	Rockwell Collins Inc.
Armor Electric, Inc.	Honeywell International Inc.	Rolls-Royce North America
BAE Systems—CNI Division	ITT—Defense Corp.	SAIC, Inc.
Boeing	L-3 Communications	Spirit AeroSystems
Fairchild Controls	Lockheed Martin Corp.	United Technologies Corp.
Electronic and Scientific Equipment
Advanced Medical Optics Inc.	FANUC Robotics America	Plexus Corp.
Advanced Micro Devices Inc.	Fluke	Regal-Beloit
Agilent Technologies Inc.	Harman International Industries	Schneider Electric
AMETEK Inc.	Methode Electronics Inc.	Sensata Technologies, Inc.
Applied Materials Inc.	Millipore Corp.	Siemens
Avnet Inc.	Molex Inc.	Sony Electronics
Beckman Coulter Inc.	Panasonic of North America	Spansion Inc.
Celestica Inc.	PerkinElmer Inc.	Texas Instruments Inc.
Cubic Corp.	Philips Electronics North	Wesco International Inc.
Emerson Electric Co.	America
Industrial Manufacturing

3M Co.
Actuant Corp.
Ameron International Corp.
Ball
Barnes Group Inc.
Bemis Co. Inc.
Brady Corp.
C&D Technologies Inc.
Cameron International Corp.
Caterpillar Inc.
Connell
CONSTAR International Inc.
Donaldson Co. Inc.
Dresser Inc.
Eaton Corp.
Fortune Brands Inc.
Gates
Goodyear Tire & Rubber Co.
Harsco Corp.
Herman Miller
HNI Corp.
IDEX Corp.
Ingersoll-Rand
International Paper Co.
Itochu International
ITT—Corporate
ITT—Motion and Flow Control
ITT Fluid Technology
JLG Industries Inc.
John Crane
Kaman Industrial Technologies
Kohler
Lafarge North America Inc.
Lawson Products Inc.
Lord
Louisiana-Pacific Corp.
Magellan Midstream Partners LP
Makino
Manitowoc Co. Inc.
MarkWest Energy
MeadWestvaco Corp.
Milacron Inc.
Mine Safety Appliances Co.
MSC Industrial Direct Co. Inc.
Omnova Solutions Inc.
Osram Sylvania
Owens-Illinois Healthcare
    Packaging, Inc.
Parker Hannifin Corp.
Rayonier
Rockwell Automation Inc.
Schlumberger
Schweitzer-Mauduit
SENCORP
Smurfit-Stone Container, Inc.
Sonoco Products Co.
Steelcase Inc.
Sybron Dental Specialties Inc.
Terex Corp.
Textron Inc.
Thomas & Betts Corp.
Toro Co.
Trinity Industries Inc.
USG Corp.
Weyerhaeuser Co.

E-1

TYCO ELECTRONICS LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Proxy Card for use at the 2008 Annual General Meeting or any adjournment or postponement thereof (the “Meeting”) of Shareholders of Tyco Electronics Ltd., a company organized under the laws of Bermuda (“Tyco Electronics”), to be held on March 10, 2008 at 9:00 a.m., Eastern Time, at the Marriott Hotel - Downtown Greensboro, 304 North Greene Street, Greensboro, North Carolina.

The person signing on the reverse of this card, being a holder of common shares of Tyco Electronics, hereby appoints as his/her proxy at the Meeting, Thomas J. Lynch and Terrence R. Curtin, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted.  If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the proposals described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR the election of all nominees to the Board of Directors and FOR proposal number 2 as described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.                                       Election of the 11 nominees to the Board of Directors.

2.                                       Appointment of Deloitte & Touche LLP as Tyco Electronics’ independent auditor and authorization of the Audit Committee of the Board of Directors to set the independent auditor’s remuneration.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at the address and by the time specified below:

Tyco Electronics Ltd., c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, New Jersey 07606-9247, United States of America, by 11:59 a.m. on March 7, 2008.

ADMISSION TICKET

2008 Annual General Meeting

of Shareholders

of

Tyco Electronics Ltd.

March 10, 2008

9:00 a.m., Eastern Time

Marriott Hotel - Downtown Greensboro

304 North Greene Street

Greensboro, North Carolina

PLEASE INDICATE WITH AN “X” IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR ALL	WITHHOLD AUTHORITY	FOR ALL EXCEPT
1.	Election of each of the eleven nominees for Director listed below	☐	☐	☐

01 Pierre R. Brondeau,	02 Ram Charan,	03 Juergen W. Gromer,	04 Robert M. Hernandez,
05 Thomas J. Lynch,	06 Daniel J. Phelan,	07 Frederic M. Poses,	08 Lawrence S. Smith,
09 Paula A. Sneed,	10 David P. Steiner,	11 Sandra S. Wijnberg

To vote for all nominees, mark the “For All” box. To withhold voting for all nominees, mark the “Withhold Authority” box. To withhold voting for a particular nominee (or nominees), mark the “For All Except” box and enter the name(s) of the exception(s) in the space provided below.

Exceptions:

		FOR	AGAINST	ABSTAIN
2.	Appointment of Deloitte & Touche LLP as Tyco Electronics’ independent auditor and authorization of the Audit Committee of the Board of Directors to set the independent auditor’s remuneration	☐	☐	☐

Note:

1.               In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.               In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.               Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature/Title	Date

/\ FOLD AND DETACH HERE /\

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/tel Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

QuickLinks

Contents
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING
OVERVIEW
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
CORPORATE GOVERNANCE
THE BOARD OF DIRECTORS AND BOARD COMMITTEES
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICER COMPENSATION
All Other Compensation
Summary of Tyco International Equity Award Conversion Methodology
COMPENSATION OF NON-EMPLOYEE DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
POLICY FOR THE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
FEES PAID TO INDEPENDENT AUDITOR
Fiscal Year 2007 Fees
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER TWO: APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION OF AUDIT COMMITTEE TO SET REMUNERATION OF INDEPENDENT AUDITOR
ADDITIONAL INFORMATION
TYCO ELECTRONICS 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Appendix A TYCO ELECTRONICS' BOARD GOVERNANCE PRINCIPLES Tyco Electronics Vision And Values
THE TYCO ELECTRONICS BOARD
Appendix B AUDIT COMMITTEE CHARTER Purpose
Authority
Composition
Meetings
Responsibilities
Appendix C MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE CHARTER Purpose
Authority
Composition
Meetings
Responsibilities
Appendix D NOMINATING, GOVERNANCE AND COMPLIANCE COMMITTEE CHARTER Purpose
Authority
Composition
Meetings
Responsibilities
Appendix E PRIMARY TALENT MARKET PEER GROUP